UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

ZEBRA TECHNOLOGIES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

ZEBRA

2021 Proxy Statement

MAY 14, 2021 | 10:30 a.m. CT

Dear
Fellow Stockholder

April 1, 2021

On behalf of the Board of Directors, I would like to thank you for your continued investment in Zebra Technologies and express our gratitude for the sacrifices of our employees and all front-line workers who have worked to keep us safe and healthy during the COVID-19 pandemic.

It is my privilege to serve as Zebra Technologies’ Independent Chair. I am extremely proud of Zebra’s agility and resilience in responding to the rapidly evolving impacts of the virus. Our Board and management team have worked diligently to protect the health and wellbeing of all our employees and execute on our business continuity plans, allowing Zebra to continue to effectively serve our customers, drive value for stockholders, and support our local communities. We continue to put our employees first by implementing rigorous policies and procedures to ensure a safe work environment, equipping our worksites and individuals with protective health and safety equipment, expanding opportunities for remote work, broadening our internal well-being resources, and upholding our commitment to no pandemic-related layoffs.

During the pandemic, many enterprise customers in a wide range of end markets have prioritized spend with Zebra to help digitize and automate their operations in an increasingly on-demand economy. At the same time, we have provided a number of solutions that specifically address COVID-19, including those that enable drive-thru testing and support the operations of temporary care facilities, as well as for proximity monitoring and contact tracing. Further, our temperature-monitoring solutions are used in the transportation of COVID-19 vaccines to detect and prevent the spoilage of vaccines. We are proud of the role our products and solutions will continue to play in the ongoing fight against COVID-19.

Despite the challenges COVID-19 posed to the global economy and our business, Zebra advanced our industry-leading position by launching a record number of new products and solutions. We acquired Reflexis Systems, Inc., which expanded the addressable market of our intelligent workforce management and task execution solutions. We also continued to make progress on our corporate social responsibility efforts, establishing a cross-functional Sustainability Council and launching our Circular Economy Program for refurbishment, rental, buy-back and recycling of select Zebra devices. We continued to focus on our talent development initiatives and expanded our Inclusion & Diversity program. Through our succession planning process overseen by our Board, Nathan Winters was appointed as our Chief Financial Officer in January after serving as the Acting Chief Financial Officer since August 2020. We were pleased to seamlessly fill such a critical position with internal talent.

Strong corporate governance is a continuing priority for the Board, and we remain focused on enhancing our practices. In response to stockholder feedback, we engaged with organizations that provide diverse director candidates, while also tapping into non-traditional channels to expand the reach of our efforts to find director candidates with varied and diverse backgrounds. In the past year, Linda Connly was elected as an independent director and we refreshed the leadership and composition of our Audit and Nominating and Governance Committees. We have also continued our stockholder engagement program to ensure that there is a direct line of communication with our stockholders on matters of importance. We have appreciated the feedback we have received and look forward to continuing this dialogue in the years ahead. The Board believes that our governance practices and stockholder engagement program are serving, and will continue to serve, Zebra and its stakeholders well.

In closing, I would like to again relay our thanks to all Zebra employees, our partners and suppliers and our extended Zebra family for their hard work and support in this challenging year. We look forward to building upon our positive momentum in the year ahead.

Sincerely,
Michael A. Smith
Chair

Dear
Fellow Stockholder

April 1, 2021

Please join us for the Zebra Technologies Corporation 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on Friday, May 14, 2021 at 10:30 a.m., Central Time. The Annual Meeting will be conducted solely by remote communication, in a virtual only format. This decision was made in light of concerns related to the spread of COVID-19 and to support the health and wellbeing of the Company’s stockholders, employees and directors. Stockholders will not be able to attend the Annual Meeting in person. You may attend the virtual Annual Meeting at http://www.virtualshareholdermeeting.com/ZBRA2021. Only stockholders of record as of the close of business on March 19, 2021 can participate at the Annual Meeting. Stockholders of record will need their 16-digit control number found on their proxy card, voting instruction form or notice to enter the Annual Meeting. Once admitted, stockholders of record may vote during the Annual Meeting or submit questions during the Annual Meeting by typing their question into the “Ask a Question” field and clicking “Submit.” Only questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. If any questions pertinent to Annual Meeting matters cannot be answered during the Annual Meeting due to time constraints, we will post and answer a representative set of these questions online at investors.zebra.com, under the Events section. The questions and answers will be available as soon as reasonably practicable after the Annual Meeting and will remain available until one week after posting.

At the Annual Meeting, stockholders will be asked to vote on each of the three proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement, which describe the formal business to be conducted at the Annual Meeting and follow this letter.

Your vote on the matters to be considered at the Annual Meeting is important, regardless of the size of your holdings. Whether or not you plan to virtually view or participate in the Annual Meeting, we urge you to vote your shares as soon as possible via the Internet or by telephone. If you received a paper copy of the proxy card by mail, you may sign and return the proxy card in the envelope provided, or may request a proxy card to complete, sign, date and return by mail. By voting in advance of the Annual Meeting, you can ensure your shares will be represented and voted at the Annual Meeting, and you will spare Zebra the expense of a follow-up mailing. Even if you vote before the Annual Meeting, you may still attend the Annual Meeting via the internet at http://www.virtualshareholdermeeting.com/ZBRA2021 and submit questions and vote during the Annual Meeting by entering the 16-digit control number found on your proxy card.

For more information about Zebra and to take advantage of the many stockholder resources and tools available, I encourage you to visit Zebra’s website at www.zebra.com under Investors.

Sincerely,
Anders Gustafsson
Chief Executive Officer

Notice of
Annual Meeting
of Stockholders

Virtual Meeting Information
MAY 14, 2021
10:30 a.m., Central Time Virtual Meeting Website: http://www.virtualshareholdermeeting.com/ZBRA2021
To the Stockholders of Zebra Technologies Corporation:

The Annual Meeting of Stockholders of Zebra Technologies Corporation will be held at 10:30 a.m., Central Time, on Friday, May 14, 2021. You can attend the Annual Meeting via the Internet by visiting http://www.virtualshareholdermeeting.com/ZBRA2021. We will have no physical location for the Annual Meeting in light of concerns related to the spread of COVID-19. The Annual Meeting will be held for the following purposes:

(1)

To elect three Class I directors with terms to expire in 2024;

(2)

To hold an advisory vote to approve the compensation of our Named Executive Officers;

(3)

To ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for 2021; and

(4)

To conduct other business if properly presented.

The Proxy Statement more fully describes the proposals. Only holders of record of common stock at the close of business on March 19, 2021 are entitled to vote at or otherwise participate in the Annual Meeting.

We are pleased to take advantage of rules and regulations adopted by the Securities and Exchange Commission allowing companies to furnish proxy materials to their stockholders over the Internet. On April 1, 2021, we began mailing a Notice of Internet Availability of Proxy Materials to our stockholders containing instructions on how to access our 2021 Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020, as well as instructions regarding how to receive paper copies of these documents.

Cristen Kogl Corporate Secretary Lincolnshire, Illinois April 1, 2021
Review your proxy statement and vote in one of four ways:
INTERNET	BY TELEPHONE	BY MAIL	ONLINE DURING THE VIRTUAL MEETING
Visit www.proxyvote.com	Call 1-800-690-6903	Sign, date and return your proxy card in the enclosed envelope	Visit http://www.virtualshareholdermeeting.com/ZBRA2021 See page 81 for instructions on how to attend

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 14, 2021:

Our 2021 Proxy Statement and 2020 Annual Report to Stockholders are available at: https://materials.proxyvote.com/989207.

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Table of Contents

Proxy Summary	8
Proxy Statement	16
Corporate Governance	17
Proposal 1 Election of Directors	27
Committees of the Board	35
Director Compensation	37
Compensation Committee Report	39
Compensation Discussion and Analysis	40
Executive Compensation	56
Proposal 2 Advisory Vote to Approve Compensation of Named Executive Officers	73
Report of the Audit Committee	74
Fees of Independent Auditors	75
Proposal 3 Ratification of Appointment of Independent Auditors	76
Executive Officers	77
Ownership of Our Common Stock	79
Delinquent Section 16(a) Reports	80
Stockholder Proposals and Other Business	81

Zebra Technologies Corporation ❘ 2021 Proxy Statement	7

Back to Contents

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and we encourage you to read the entire Proxy Statement before voting.

2021 Annual Meeting of Stockholders
Date:	May 14, 2021
Time:	10:30 a.m., Central Time
Virtual Meeting Website:	http://www.virtualshareholdermeeting.com/ZBRA2021
Record Date:	March 19, 2021

Agenda and Voting Recommendations

Voting Matters and Recommendations

Proposal	Board Recommendation	Reasons for Recommendation	More Information
Proposal 1 – Election of three Class I directors with terms expiring in 2024	FOR

The Board and the Nominating and Governance Committee believe our director nominees possess the skills, experience and qualifications necessary to effectively provide oversight and support management’s execution of our long-term strategic goals.

Page 27
Proposal 2 – Advisory vote to approve Named Executive Officers’ compensation	FOR

The Board and the Compensation Committee believe our executive compensation structure is aligned with our stockholders’ interests and current market practices, and that it reflects our commitment to pay for performance.

Proposal 3 – Ratify the appointment of Ernst & Young LLP as our independent auditors for 2021	FOR	Based on the Audit Committee’s assessment, the Board and the Audit Committee believe that the appointment of Ernst & Young LLP is in the best interests of the Company and its stockholders.	Page 76

Zebra Technologies Corporation ❘ 2021 Proxy Statement	8

Back to Contents

What’s New

As part of our efforts to continuously improve our governance practices, improve the readability of our Proxy Statement and respond to stockholder feedback, we have enhanced our disclosures, including our disclosures relating to our corporate social responsibility initiatives. This year’s key updated disclosures primarily include:

● Adding a director diversity disclosure (see Proxy Summary and Director Experience and Qualifications on page 28)	● Updating the formal responsibilities of the Chair of the Board (see Board Leadership Structure on page 19)
● Enhancing our directors’ biographies (see Biographical Information of Zebra’s Director Nominees and Continuing Directors on page 29)	● Enhancing disclosure on our corporate social responsibility initiatives (see Corporate Social Responsibility on page 23)
● Adding a director skills list disclosure (see Proxy Summary and Director Experience and Qualifications on page 28)
●

Adding disclosures relating to the Zebra’s response to COVID-19, including how we protected the safety and wellbeing of our employees (see Letter from our Chair, Oversight of Risk Management on page 21 and Key Executive Compensation Decisions in 2020 on page 46)

● Adding a management development and succession planning disclosure (see Management Development and Succession Planning on page 20)	● Adding disclosures relating to the impact of COVID-19 on our Executive Compensation (see Key Executive Compensation Decisions in 2020 on page 46)

Highlights and Performance

2020 Highlights
✔ Record net cash provided by operating activities of $962 million	✔ Committed to develop science-based target (SBT) for carbon reduction	✔ Named one of Fast Company’s best workplaces for innovators and one of Computerworld’s top 3 places to work in IT
✔ 50.5% share price increase, significantly outperforming the S&P 500 Index	✔ Launched Circular Economy Program for refurbishment, rental, buy-back and recycling of select Zebra devices	✔ Named one of Forbes World’s Best Employers for the fifth consecutive year
✔ Acquired Reflexis Systems Inc., expanding our addressable market in intelligent workforce and task execution software	✔ Established cross-functional Sustainability Council to advance our corporate social responsibility efforts
✔

Expanded our Inclusion & Diversity program and launched our Inclusion & Diversity Advisory Council, comprised of senior management and other employees to oversee our strategy and champion our efforts

✔ Added approximately 400 patents and patent applications, bringing the patent portfolio to over 3,500 patents and patent applications worldwide
✔

Prioritized employee health and safety during the COVID-19 pandemic through relevant safety guidelines, new solutions to address social distancing, internal wellbeing initiatives and no pandemic-related layoffs

✔

Honored by American Red Cross with Wesbury award, which recognizes companies who enhance the visibility of the Red Cross by helping the Red Cross deliver its services and messages of health, safety and preparedness

Zebra Technologies Corporation ❘ 2021 Proxy Statement	9

Back to Contents

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Zebra Technologies Corporation, the S&P 500 Index and the S&P 500 Information Technology Index
$
600
500
400
300
200
100
0
551.80
340.83
203.04
12/15
12/16
12/17
12/18
12/19
12/20
Zebra Technologies Corporation
S&P 500 Information Technology
S&P 500

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

*

$100 invested on 12/31/15 in stock or index, including reinvestment of dividends.  Fiscal year ending December 31.

Corporate Governance

Zebra believes that strong corporate governance practices help create long-term value for our stockholders. Our key governance practices listed below, and our polices described under Corporate Governance Policies on page 17, provide the framework for our corporate governance and assist the Board in fulfilling its duties to stockholders. We are committed to engaging with our stockholders to understand their views so as to align our policies with evolving market practice and the needs of our business.

Corporate Governance Highlights
✔ Seven of our eight directors are independent	✔ Annual Board and committee self-evaluations
✔ 38% of our Board is diverse (gender and ethnicity)	✔ Majority voting in uncontested director elections
✔ Separate Chair and CEO roles	✔ Our Insider Trading Policy expressly prohibits hedging, pledging and short selling Zebra securities
✔ Independent Chair	✔ Robust stock ownership guidelines for Executive Officers and non-employee directors
✔ Independent standing Board committees	✔ No poison pill in place
✔ Regular executive sessions of independent directors	✔ Annual “say-on-pay” advisory vote
✔ Board comprised of directors with a diverse and effective mix of skills, experience and perspectives	✔ Stockholder engagement program
✔ Board and committee oversight of environmental, social and governance matters	✔ Clawback Policy applicable to all Section 16 Officers and Directors
✔ Annual individual director evaluations	✔ Risk oversight by the entire Board and its committees
✔ Policy on public company board service	✔ Director orientation and continuing educational programs
✔ Use of outside experts, such as independent auditors, compensation consultants and financial advisors

Zebra Technologies Corporation ❘ 2021 Proxy Statement	10

Back to Contents

Stockholder Engagement

In 2020, as part of our efforts to understand and be responsive to the views of our stockholders, we continued our targeted stockholder engagement program, which was first initiated in 2019. Members of our management team and an independent member of our Board conducted outreach to our major stockholders and proxy advisory firms, and we engaged with them on a range of governance, compensation, and environmental and social topics, including those listed below. For more information on our stockholder engagement program, see Stockholder Engagement on page 22.

Corporate Social Responsibility

Zebra’s corporate social responsibility (“CSR”) priorities support a sustainable business model and align with our values, core competencies and strategy. To ensure a sustainable business model, we embed CSR priorities in Zebra’s overall business strategy. For more information on our CSR initiatives, see Corporate Social Responsibility on page 23.

Human Capital Management	● Driving a high-performance, inclusive and diverse culture ● Strive to consistently be the employer of choice in the communities where we work and live

Climate	● Committed to science-based targets and carbon emissions reductions at Zebra sites and in our supply chain ● Energy reduction in partnership with the U.S. Department of Energy Better Plants program

Resource Conservation	● Waste reduction, circular economy product innovation with certified refurbished devices, eco-packaging and sustainable product design

Governance
●

Board of Directors oversees risks and opportunities related to CSR

●

Established a cross-functional Sustainability Council to advance our CSR efforts, providing regular updates to the management team and Board

Zebra Technologies Corporation ❘ 2021 Proxy Statement	11

Back to Contents

Election of Directors

The Board of Directors consists of eight directors. Seven of our directors are independent under NASDAQ listing requirements; the eighth director is Zebra’s Chief Executive Officer. Each of the nominees currently serves as a director of Zebra. The Board believes that the current nominees and continuing directors have an appropriate mix of experience, tenure, skills, gender and ethnicity to effectively oversee and constructively challenge the performance of management in the execution of Zebra’s strategy.

For more information, see Election of Directors on page 27.

Name	Age	Director Since	Primary Occupation	Independent	Committee Memberships	Current Other Public Directorships
Class I Directors
Chirantan “CJ” Desai	50	2015	Chief Product Officer, ServiceNow	✔	CC	0
Richard L. Keyser	78	2008	Retired Chairman Emeritus, W.W. Grainger, Inc.	✔	CC (Chair), NGC	0
Ross W. Manire	69	2003	Retired President and CEO, ExteNet Systems, Inc.	✔	AC (Chair), NGC	1
Class II Directors
Frank B. Modruson	61	2014	Former CIO, Accenture	✔	AC, NGC	1
Michael A. Smith	66	1991	Chair of the Board, Zebra Technologies, Chairman and Chief Executive Officer, FireVision LLC	✔	AC, CC, NGC (Chair)	0
Class III Directors
Linda M. Connly	55	2020	Expert Partner, Bain & Company	✔	AC	0
Anders Gustafsson	60	2007	Chief Executive Officer, Zebra Technologies		None	1
Janice M. Roberts	65	2013	Partner, Benhamou Global Ventures	✔	CC	2
AC = Audit Committee, CC = Compensation Committee and NGC = Nominating and Governance Committee

Zebra Technologies Corporation ❘ 2021 Proxy Statement	12

Back to Contents

Board Composition Snapshot

Zebra Technologies Corporation ❘ 2021 Proxy Statement	13

Back to Contents

Executive Compensation

Compensation Program Highlights

Zebra is seeking your advisory vote to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement. Investors continue to be supportive of our compensation program and its alignment of pay with performance. This was conveyed by 95.17% of votes cast at Zebra’s 2020 Annual Meeting in support of say-on-pay. Our Compensation Committee believes that our current structure adequately aligns compensation with stockholders’ long-term interests, balancing profitability and growth. Following our annual review of all elements of the compensation program, our Compensation Committee elected to maintain our program structure in 2020. However, due to the anticipated financial effects of the COVID-19 pandemic, Zebra took proactive steps and implemented temporary pay reductions for our Board of Directors, Executive Officers and certain employees, which are further described under Director Compensation on page 37 and 2020 Base Salaries on page 46. We also made modifications to the measurement periods and capped the overall opportunity of the 2020 Zebra Incentive Plan due to the anticipated impacts of COVID-19, which is further described under 2020 Annual Cash Incentive Awards on page 47 For more information on Zebra’s compensation program, see Compensation Discussion and Analysis, beginning on page 40.

	WHAT WE DO		WHAT WE DON’T DO
✔	A significant portion of targeted executive pay is at-risk because it is based on performance and ultimately may not be earned and paid out	✘	We expressly forbid option and stock appreciation rights (“SARs”) repricing without stockholder approval
✔	We align compensation with stockholder interests by linking incentive compensation to Zebra’s overall performance	✘	We expressly forbid exchanges of underwater options or SARs for cash
✔	We target executive compensation at the median of our benchmarks, including our peer group. We compensate based on each Executive’s performance	✘	We do not provide perquisites
✔	We have robust Stock Ownership Guidelines for our Named Executive Officers and non-employee directors	✘	We do not guarantee salary increases or non-performance- based bonuses
✔	We require Named Executive Officers and directors to retain 50% of vested equity awards or exercised stock appreciation rights until Stock Ownership Guidelines are met	✘	We do not offer excise tax gross-ups, except for our employment agreement with our Chief Executive Officer, which was entered into in 2007
✔	We consider, and attempt to mitigate, risk in our compensation program	✘	Our Insider Trading Policy expressly prohibits hedging or pledging of Zebra securities
✔	We use an independent compensation consultant
✔	We have “double-trigger” accelerated vesting of equity awards, which requires both a change in control and an involuntary termination
✔	We conduct an annual talent management review, including succession planning
✔	We have a Clawback Policy applicable to all Section 16 Officers and directors

Zebra Technologies Corporation ❘ 2021 Proxy Statement	14

Back to Contents

2020 Elements of Compensation

Our Executive Officers are responsible for achieving long-term strategic goals, and their compensation is weighted toward rewarding long-term value creation for stockholders.

Our emphasis on creating long-term stockholder value is best illustrated in the following charts, which show that long-term incentive compensation accounts for the largest percentage of the Named Executive Officers’ overall target compensation for 2020. In addition, a majority of the Named Executive Officers’ compensation — consisting of target long-term and target short-term incentive compensation combined — is performance-based or “at risk.”

CEO
14.3% Base Salary
17.8% Target Short-Term Incentive
85.7% AT-RISK COMPENSATION
67.9% Target Long-Term Equity
Other NEOs
31.0% Base Salary
20.6% Target Short-Term Incentive
69.0% AT-RISK COMPENSATION
48.4% Target Long-Term Equity
Target Short-Term Incentive Mix
30% Net Sales
50% Adjusted EBITDA Margin
20% EAI Index
Target Long-Term Incentive Mix
20% Time-Vested SARs
40% Time-Vested Restricted Stock
40% Performance-Vested Restricted Stock

Zebra Technologies Corporation ❘ 2021 Proxy Statement	15

Back to Contents

Proxy Statement

We are providing you with these proxy materials in connection with the solicitation by Zebra’s Board of Directors of proxies for our 2021 Annual Meeting of Stockholders. We will hold the virtual Annual Meeting at 10:30 a.m., Central Time, on Friday, May 14, 2021. The Annual Meeting will be conducted solely by remote communication, in a virtual only format, which can be accessed at http://www.virtualshareholdermeeting.com/ZBRA2021. This decision was made in light of concerns related to the spread of COVID-19 and to support the health and wellbeing of the Company’s stockholders, employees and directors. Stockholders will not be able to attend the Annual Meeting in person.

In accordance with rules and regulations of the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing the proxy materials, which include this Proxy Statement and the accompanying proxy card, notice of meeting, and Annual Report to stockholders, to our stockholders over the Internet, unless otherwise instructed by the stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials was first mailed on or before April 1, 2021 to all stockholders of record as of March 19, 2021, the record date.

This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and information about voting procedures. As used herein, “we,” “us,” “our,” “Zebra” or the “Company” refers to Zebra Technologies Corporation.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	16

Back to Contents

Corporate Governance

Corporate Governance Policies

Zebra believes that strong corporate governance practices help create long-term value for our stockholders. Our key governance practices, detailed in the Proxy Summary on page 10, and policies, listed below, provide the framework for our corporate governance and assist the Board in fulfilling its duties to stockholders. The Board reviews (and if necessary, modifies) the below policies periodically to ensure they reflect sound corporate governance practices.

Policy	Description
Corporate Governance Guidelines

Addresses matters relating to the composition and operations of the Board of Directors and the committees of the Board. The Corporate Governance Guidelines are reviewed annually by the Nominating and Governance Committee and were last amended in October 2020.

Code of Conduct

Applies to directors, Executive Officers and all employees, and addresses Company policies and procedures intended to promote ethical and lawful behavior. All employees are required to complete annual compliance training on our Code of Conduct. A new Code of Conduct was approved in May 2019.

Code of Ethics for Senior Financial Officers

Applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and addresses matters such as honest and ethical conduct and compliance with laws and regulations, particularly in relation to financial records and periodic reports. Our Code of Ethics for Senior Financial Officers was adopted in 2003 and was last amended in October 2020. Our Code of Ethics for Senior Financial Officers is available for download on the Company’s Investor Relations website at http://www.zebra.com under “Investors-Governance-Governance Documents.” Any waiver from the Code of Ethics for Senior Financial Officers and any amendment thereto will be disclosed on such page of Zebra’s website.

Related Party Transactions Policy

Applies to directors and Executive Officers, and establishes Zebra’s processes for identifying, approving or ratifying, monitoring and disclosing Related Party Transactions. See Related Party Transactions on page 25 for additional information. We adopted an enhanced Related Party Transactions Policy in October 2019.

Interlocking Directorate Policy

Applies to directors and Executive Officers, and establishes Zebra’s processes for identifying, approving and monitoring Zebra’s directors’ and Executive Officers’ simultaneous service as a director or Executive Officer at two entities to ensure compliance with anti-trust regulations. Our Interlocking Directorate Policy was adopted in February 2020.

Prohibition against hedging, pledging and short selling Zebra securities

Our Insider Trading Policy prohibits our directors, Executive Officers, employees and their family members who share their household from entering into hedging transactions with respect to Zebra securities. The Insider Trading Policy also prohibits individuals from holding Zebra securities in margin accounts or pledging Zebra securities as collateral for a loan. Individuals are also prohibited from entering into any transaction designed to insulate them from upside or downside price movement in Zebra securities, including, but not limited to, the purchase or sale of puts or calls; entering into prepaid variable forward contracts, equity swaps, collars or exchange funds; and engaging in short sales in Zebra securities. The Insider Trading Policy was last amended in August 2019.

Clawback Policy

Applies to Section 16 Officers and provides for the recoupment of equity awards and cash incentive payments in the event of either a financial restatement resulting from executive misconduct or gross negligence, or where executive misconduct results, or could result, in termination for cause, including a willful violation of any material obligation under an employment, confidentiality, non-solicitation, non-competition or any similar type of agreement. Our Clawback Policy was adopted in March 2020.

Zebra’s governance documents, including the charters of the Audit, Compensation and Nominating and Governance committees of the Board, are available on Zebra’s website at http://www.zebra.com under “Investors-Governance-Governance Documents.”

Zebra Technologies Corporation ❘ 2021 Proxy Statement	17

Back to Contents

Selecting Nominees for the Board

How We Find Potential Directors

The Nominating and Governance Committee of our Board of Directors is responsible for identifying individuals who are qualified to serve as directors and for recommending candidates. The Nominating and Governance Committee relies on several sources to identify potential directors, including referrals from current Board members and management, suggestions from stockholders and individual self-nominations. From time to time, the Nominating and Governance Committee engages a search firm to identify prospective candidates for director as well as organizations that provide diverse candidates.

Consideration of potential Board members typically involves a series of internal discussions, review of the candidates’ qualifications and interviews with promising candidates. Candidates from all sources are evaluated in the same way and are subject to the same standards.

What We Look for in Potential Directors

We are committed to ensuring that the Board is comprised of directors who collectively provide a diverse breadth of experience, knowledge and skills to represent the interests of stockholders and provide effective oversight and support management’s execution of our long-term strategy. The Nominating and Governance Committee establishes and periodically reviews criteria for Board membership. We believe that Board candidates must exhibit certain minimum characteristics, such as: sound judgment and an even temperament, high ethical standards and a healthy view of the relative responsibilities of Board members and management. In addition, our Board members should be independent thinkers, articulate and intelligent, and be able to commit sufficient time and attention to Zebra’s business. The Nominating and Governance Committee also examines the independence and diversity of race, ethnicity, gender, nationality, age, cultural background and professional experience of Board candidates. The Nominating and Governance Committee and Board as a whole seek and support the candidacy for Board membership of qualified individuals who would increase the diversity of the Board.

Each year the Nominating and Governance Committee reviews the performance of current directors. When deciding whether to nominate an existing director for re-election, the Nominating and Governance Committee will confirm that the director meets the criteria described above, but also will consider matters such as whether the director:

●

represents stockholder interests in Board deliberations,

●

attends meetings regularly,

●

keeps abreast of corporate and industry changes,

●

prepares effectively for meetings with Board members and senior management,

●

communicates effectively at Board and committee meetings and with senior management,

●

supports the deliberative process as a team member (e.g., is courteous, respectful and constructive),

●

challenges the Board and senior management to set and achieve goals, and

●

possesses special characteristics that contribute to effectiveness as a Board member.

The Nominating and Governance Committee seeks to have a Board composed of directors with diverse backgrounds and qualifications that provide a composite mix of experience, knowledge and skills that will allow the Board to fulfill its responsibilities. Although the Board does not have a specific diversity policy, the Nominating and Governance Committee Charter includes a stated commitment to diversity, providing that the Nominating and Governance Committee will consider diversity of race, ethnicity, gender, nationality, age, cultural background and professional experience in evaluating Board candidates and in nominating existing directors for re-election. The Board views diversity as an important factor because the Board believes that a variety of points of view contribute to a more effective decision-making process. When recommending Board candidates for election or re-election by stockholders, the Board and Nominating and Governance Committee focus on how the experience and skillset of each Board candidate progresses the Company’s strategic objectives and complements those of fellow candidates and members of the Board to create a balanced Board with diverse viewpoints and deep expertise. The Board does not endorse a mandatory retirement age, term limits or automatic re-nomination to serve as a director.

Board, Committee and Director Evaluations

The Board believes that Board and committee self-evaluations, as well as individual director evaluations, are the most effective means of assisting in determining whether the Board and its committees are operating effectively and whether a director should continue to serve in that capacity. Under the direction of the Nominating and Governance Committee, the Board and the committees of the Board conduct annual self-evaluations. In addition, under the direction of the Nominating and Governance Committee, the Chair of the Board coordinates annual self-evaluations of the individual directors of the Board.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	18

Back to Contents

These assessments typically consist of the directors preparing a self-assessment and the Chair of the Board conducting one-on-one interviews with each director and reporting on the process to the Nominating and Governance Committee. The Chair of the Board reports to the full Board on the process and discussions as they relate to the Board and its committees. The Board assesses its contribution as a whole and the individual committees’ contributions, as compared to their respective charters, and identifies areas in which improvements may be made. The Chair of the Board reports on the process to the Nominating and Governance Committee and the Nominating and Governance Committee determines whether re-election of incumbent directors is appropriate. The Nominating and Governance Committee and the Chair of the Board periodically review the evaluation processes of the Board and its committees as well as the evaluation process of the individual directors. In addition, the Chair of the Board encourages directors to provide feedback outside of the self-evaluation process.

Director Independence

Under our Corporate Governance Guidelines and NASDAQ listing rules, a majority of our directors must be independent. Under NASDAQ listing rules, a director does not qualify as independent unless the Board affirmatively determines that the director has no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In February 2021, the Nominating and Governance Committee reviewed the independence of all Zebra directors and determined, and the Board formally approved, that each director, except Anders Gustafsson, our Chief Executive Officer, is independent under NASDAQ listing rules, and that no director other than Mr. Gustafsson has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Leadership Structure

Under our Corporate Governance Guidelines, the Board may be led by an independent Chair, or the roles of the Chair and Chief Executive Officer may be combined. When the Chief Executive Officer also serves as the Chair, the Corporate Governance Guidelines provide that the independent directors must appoint an independent lead director. The Board has determined that it is in the best interest of the Company at this time to separate the positions of the Chair and Chief Executive Officer. The Board believes that separating the positions of the Chair and Chief Executive Officer allows our Chief Executive Officer to focus on facilitating strong executive leadership as well as the day-to-day operational, financial and performance matters necessary to operate Zebra’s business while allowing the Chair to focus on leading the Board in providing independent oversight of management.

Michael Smith has served as an independent director since 1991 and as our independent Chair of the Board since 2007. Mr. Smith provides independent leadership that reflects his experience with Zebra and the operation and history of the Board. In his capacity as Chair of the Board, Mr. Smith’s duties include, but are not limited to the following:

✔ presiding at all meetings of stockholders and of the Board, including executive sessions of the whole Board and of the independent directors	✔ acting as a liaison between management and the Board
✔ calling meetings of independent directors	✔ advising the Chief Executive Officer of matters discussed in executive sessions when appropriate
✔ approving Board agenda items, in collaboration with the Chief Executive Officer, and Board and committee meeting schedules as well as monitoring the quality of the information sent to the Board	✔ encouraging director participation at meetings and promoting effective communication on developments occurring between Board meetings
✔ working with the Chief Executive Officer and Board on the Company’s talent management, which includes succession throughout the organization	✔ making himself available to major stakeholders if requested and where appropriate
✔

working with the Nominating and Governance Committee with respect to oversight of corporate governance matters; assignment of directors to Board committees and assignment of committee chairs; oversight of continuing education for directors; coordination of the Board’s self-assessment and evaluation processes; as well as recruitment, selection and orientation of new Board members

✔

working with the Compensation Committee on talent development plans for the Chief Executive Officer and other key members of senior management as well as oversight of the Chief Executive Officer’s performance review

Zebra Technologies Corporation ❘ 2021 Proxy Statement	19

Back to Contents

Executive Sessions

The Board and its committees regularly meet in executive session with and without the Chief Executive Officer present. No formal action of the Board is taken at executive sessions, although the independent directors may subsequently recommend matters for consideration by the full Board. The independent directors discuss, among other things, priorities for upcoming sessions, considerations for the Annual Meeting of Stockholders, the performance evaluation of the Chief Executive Officer, the compensation of the Chief Executive Officer and other members of senior management, talent management and development, updates on Zebra’s business, risk management activities and strategies and management’s strategies for achieving Zebra’s long-term strategic goals. The independent directors may invite guest attendees, such as management, other employees or independent consultants, when appropriate, for the purpose of providing the independent directors with information or counsel on specific matters.

Board Meetings

During 2020, our Board of Directors met 10 times. All directors attended 75 percent or more of the meetings of our Board and the standing committees on which they served in 2020. Barring unforeseen circumstances, Zebra expects all directors to attend the Annual Meeting of Stockholders. The full Board attended the 2020 Annual Meeting.

Limitation on Service on Other Boards

The Corporate Governance Guidelines limit the number of other publicly traded for-profit boards on which a non-employee director may serve to four. Employee directors and Executive Officers, including the Chief Executive Officer, may serve on the board of one publicly traded for-profit entity other than Zebra’s Board, as approved by the Chair of the Board.

Director Onboarding and Development

Zebra provides orientation and on-boarding to new directors that are designed to familiarize them with Zebra and our culture, industry, long-term strategic vision, financial statements and policies, corporate governance practices as well as the role and responsibility of a director and of the Board generally. Zebra’s orientation program includes meetings with the Company’s senior management, invitations to attend the meetings of each committee of the Board and comprehensive background materials, including our governance policies.

Zebra also values and strongly encourages continuing director education. Zebra provides the Board and its committees with various forms of training, education and business-specific learning opportunities throughout the year, including site visits and site visits to major customers, as appropriate; briefings on business updates; and presentations to the Board and its committees on Zebra’s business (including specific updates on our products, solutions and services), industry and governance trends, regulatory developments and best practices. We regularly provide the Board and its committees with other educational materials on topics relevant to Zebra. Directors are also strongly encouraged to attend additional continuing education programs designed to enhance the performance of individual directors and the Board as a whole. Zebra reimburses the costs of continuing director education programs hosted by third parties.

Management Development and Succession Planning

Our Board acts as an advisor and counselor to our senior management and monitors their performance. A primary responsibility of our Board is to plan for the succession of the Chief Executive Officer as well as other senior management positions. Management reports regularly to our Board on Zebra’s program for succession and management development, including Zebra’s performance management and talent management processes. Our Board also becomes familiar with potential successors for senior management positions through various means, including, but not limited to, performance evaluations, Board presentations and regular informal meetings. These development and succession planning activities resulted in the successful internal promotion of Nathan Winters to Chief Financial Officer over the last year.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	20

Back to Contents

Oversight of Risk Management

The goal of our risk-management program is to provide reasonable assurance that a controllable risk will not have a material or significant adverse effect on Zebra.

The Audit Committee, Compensation Committee and Nominating and Governance Committee report regularly to the Board regarding their oversight roles, and the Board regularly discusses significant risks facing Zebra. Management categorizes identified risks for more efficient analysis as follows:

●

market risks include geo-political, economic environment, competitive landscape, disruptive technologies and currency/ foreign exchange rates;

●

strategic risks include succession planning, corporate governance, human capital management, business continuity and strategic vision;

●

operational risks include product & solutions development, procurement, manufacturing, logistics, distribution, sales, service execution, environmental, sustainability and workplace safety;

●

reporting risks include tax, accounting and financial reporting, liquidity, and risks surrounding information technology governance, infrastructure and application management;

●

security and privacy risks include cybersecurity, Zebra product and software security, data privacy and physical security; and

●

legal and compliance risks include international trade, anti-bribery, product compliance, intellectual property, international laws and regulations and litigation.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	21

Back to Contents

With the assistance of Internal Audit, management identifies top risks affecting Zebra and assesses these identified risks by looking at the potential impact on Zebra, the likelihood of occurrence and Zebra’s level of risk exposure. Management cannot control market risks like general economic conditions, but these risks are evaluated against Zebra’s activities to manage our exposure.

Zebra’s Audit Committee is responsible for risk oversight related to cybersecurity. In connection with this oversight, the Audit Committee monitors the quality and effectiveness of Zebra’s cybersecurity program covering security of its internal information technology systems and its products and services as well as Zebra’s cyber incident response plan and resources. Further, Zebra has a robust information security management system supported by a comprehensive set of policies that directly align with ISO27001 and are supported by SOC2 reports for certain parts of our business. Management also briefs the Audit Committee on cybersecurity matters quarterly and the full Board as necessary. As part of Zebra’s cybersecurity program, Zebra conducts periodic training about cybersecurity with employees and the Board. This training includes annual training on general cybersecurity concepts, along with more frequent educational opportunities that include real-life simulation and/or “tabletop exercises.” Zebra also conducts an annual privacy and security summit with key internal stakeholders that involves training and information sessions conducted by employees and by third parties. Additionally, cybersecurity and privacy considerations are a key part of our product design, and we regularly stress-test for security vulnerabilities leveraging internal and external resources.

Risks arising out of Zebra’s compensation policies and practices may, depending on the actions or behavior encouraged, be categorized as strategic, operational, reporting, security and privacy or legal and compliance risks. Management conducts an annual assessment of the risks arising out of Zebra’s compensation policies and practices. Management reviews each significant element of compensation for the purpose of determining whether that element—including any related performance goals and targets—encourages identifiable risk-taking behavior and whether any identified risks could have a material adverse effect on Zebra. As part of this review, management considers whether our compensation plan is designed to mitigate or cap risk, including features such as compensation caps under the Zebra Incentive Plan. In February 2020, management reviewed base salaries, the 2020 Zebra Incentive Plan and equity awards granted under the 2015 Long-Term Incentive Plan and 2018 Long-Term Incentive Plan. Based on this review, management prepared a report and discussed with the Compensation Committee its determination that our policies and practices are not reasonably likely to have a material adverse effect on Zebra.

Management and Oversight of Risks Resulting from the COVID-19 Pandemic

In addition to our regular risk management practices, in 2020, Zebra’s management executed on our business continuity plans and the Board focused on overseeing risk management associated with the Company’s response to the COVID-19 pandemic. Zebra’s activities included mitigating operational, employee, health and safety, economic and other risks to our business associated with COVID-19. Management formed a cross-functional team to continuously monitor COVID-19 developments, assess the impacts on Zebra’s business and provided regular briefings to the Board. Through regular briefings from management, the Board actively engaged in overseeing Zebra’s response to COVID-19. The Board monitored the impact on Zebra’s financial position and operations, and considered the implementation of Zebra’s business continuity plan along with the nature and adequacy of Zebra’s responses to COVID-19, including, but not limited to, health safeguards, employee wellbeing and support for our customers and other stakeholders. The Board continues to work closely with management on COVID-19 related risks and to oversee the development and implementation of business continuity plans and risk mitigation strategies.

Stockholder Engagement

Our stockholders’ insights and feedback are important elements of our Board and management’s decision-making process. In 2020, as part of our efforts to continuously improve our governance practices, we continued our targeted stockholder engagement program to obtain a better understanding of our stockholders’ views of our business strategy, governance, compensation and sustainability practices.

Members of our senior management and Board reached out to stockholders who in the aggregate hold approximately 45% of our stock outstanding. Of the stockholders who accepted our engagement invitation (holding approximately 20% of our stock outstanding), we discussed:

●

Zebra’s response to the COVID-19 pandemic and its impact on our business and operations;

●

progress on Zebra’s environmental and social initiatives, including human capital management and diversity and inclusion initiatives;

●

governance practices and changes we made in 2020, including enhancements to our disclosures; and

●

compensation practices, including changes we made due to the anticipated financial effects of COVID-19.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	22

Back to Contents

Investors appreciated what we have done to position our business in light of COVID-19 as well as with how Zebra has prioritized the health and safety of our employees, which is further described in the Letter from the Chair as well as Key Executive Compensation Decisions in 2020 on page 46. We discussed the evolution of our governance practices with the growth of the Company, and investors were pleased with the progress we have made on Board and committee refreshment and Board diversity. Our investors were supportive of our approach to environmental and social initiatives, with the expectation of our continued progress in advancing our efforts. Investors continue to be generally supportive of our compensation structure and its alignment with our strategy. Lastly, we discussed our rationale behind COVID-19 related salary reductions for employees and cash retainer reductions for non-executive directors, which are further discussed under Director Compensation on page 37 and 2020 Base Salaries on page 46.

Through our engagement efforts, we were able to gain valuable feedback that has helped to inform our business practices and strategic decision making. All feedback was reviewed and discussed with the full Board. We intend to continue our stockholder outreach program to evolve our practices to best meet the needs of the Company and its stakeholders.

Corporate Social Responsibility

At Zebra, as a responsible corporate citizen, we are committed to a sustainable business that will benefit our stakeholders. We are focused on advancing our efforts across human capital management, climate and resource conservation, with objectives that align with our business model and strategy. Additional information on our corporate social responsibility (“CSR”) initiatives is available on Zebra’s website at http://www.zebra.com under “Corporate Social Responsibility.”

Human Capital Management

Zebra’s human capital management initiatives include, but are not limited to, cultivating a high-performance culture that is inclusive and diverse to consistently be the employer of choice in the communities where we work and live.

We provide ample employee development opportunities, starting with our robust onboarding process. Our Zebra Education Network, an online learning platform, offers a wide variety of learning and development resources such as formal learning courses, cross-functional development experiences as well as tools for mentoring and career shadowing. We also offer annual training and certification programs. Additionally, we conduct a robust talent review to assess our leadership pipeline and align on the skills we need to proactively develop for the future success of our Company. This annual exercise is complemented by quarterly sessions with management to ensure we are making progress toward our critical talent development efforts throughout the year.

We believe a diverse workforce and an inclusive culture foster our innovation and enhance our differentiation as an employer. We expanded our Inclusion & Diversity program in 2020 after formalizing it in 2018. In 2020, we also launched our Inclusion & Diversity Advisory Council, comprised of senior management and employees from across the organization to oversee our strategy and champion our efforts. In addition, we have a number of employee-led inclusion groups, including the Women’s Inclusion Network (WIN), the LGBTQ+ group called ZEAL (Zebra Equality Alliance), the Veterans group called VETZ, the Hispanic Inclusion Network called UNIDOZ, Zebras of African Descent (ZAD), Zebra of All Abilities for Inclusion and Accessibility (ZoAA) and EDGE (Empowering Dynamic Generational Employees), which is geared towards our Millennial and Gen Z early career professionals. Each group is sponsored by one or more members of our senior management. We are proud to have been recently recognized as a top workplace by a number of organizations, including Forbes, Fast Company, Computerworld and Crain’s.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	23

Back to Contents

Climate

Zebra’s climate initiatives include, but are not limited to, energy reduction in partnership with the U.S. Department of Energy Better Plants program and a commitment to pursue science-based targets for carbon reduction across all operations and the supply chain.

Zebra recently joined the Science Based Targets initiative, a coalition formed by the Carbon Disclosure Project (“CDP”), the United Nations Global Compact, the World Resources Institute (“WRI”) and the World Wide Fund for Nature (“WWF”) to define and promote best practices in science-based target setting and aid in the transition to the low-carbon economy.

Zebra will be significantly enhancing its reporting on carbon emissions later this year along with identifying climate-related risks and opportunities.

Resource Conservation

Zebra’s resource conservation initiatives include, but are not limited to, waste reduction, circular economy product innovation with certified refurbished devices, eco-packaging and sustainable product design. We have initiatives to address landfill reduction, sustainable products and packaging, as well as to evolve our circular economy offerings with certified refurbished products for rental and reuse.

Zebra established a Green Product Council in 2020 to drive sustainable products and packaging initiatives. We utilize Lean Six Sigma tools to jointly develop manufacturing processes with our suppliers and drive continual improvement through smart digitization to reduce both waste and cost.

CSR Governance

Our Board of Directors oversees risks and opportunities related to corporate sustainability. Zebra has established a cross-functional Sustainability Council with executive sponsorship to advance our efforts, providing regular updates to the Board. The newly-created position of Director, Sustainability & Social Responsibility provides program oversight and consolidated reporting to stakeholders.

We are a member of the Responsible Business Alliance, formerly known as Electronic Industry Citizenship Coalition. We have ongoing programs to ensure responsible sourcing, focusing on supplier engagement, training, awareness, human capital management and conflict minerals due diligence compliance programs. Zebra performs rigorous onsite audits of our Tier I suppliers on a routine basis and Tier II suppliers on an ad hoc basis. Zebra’s supply chain team also holds regular reviews with suppliers to monitor performance.

Stock Ownership Guidelines

Zebra’s Stock Ownership Guidelines for Executive Officers and non-employee directors impose the following “multiple of pay” or “number of shares” stock ownership requirements:

Covered Participant	Must hold the lesser of:
	Multiple of Pay		Number of Shares
Chief Executive Officer	5x annual base salary	or	100,000
Executive Vice President	4x annual base salary	or	30,000
Senior Vice President	3x annual base salary	or	20,000
Vice President	1x annual base salary	or	10,000
Non-Employee Directors	5x annual board cash retainer	or	10,000

Non-employee directors and covered Executives have five years after becoming subject to the Stock Ownership Guidelines to satisfy the applicable threshold ownership level. Until that ownership requirement is attained, non-employee directors and covered Executives must retain 50% of their after-tax shares acquired upon exercise or vesting of an equity award. The Stock Ownership Guidelines are available on our website at http://www.zebra.com under “Investors-Governance-Governance Documents.”

Zebra Technologies Corporation ❘ 2021 Proxy Statement	24

Back to Contents

In February 2021, the Compensation Committee reviewed compliance with the Stock Ownership Guidelines as of December 31, 2020 for all incumbent non-employee directors and Executive Officers. Each of Zebra’s non-employee directors satisfied the applicable stock ownership level with the exception of Ms. Connly, who was elected to Zebra’s Board in May 2020. All of Zebra’s Executive Officers satisfied the applicable stock ownership level.

Related Party Transactions

In October 2019, the Audit Committee adopted a revised Related Party Transactions Policy that aligns with current best practices, tracks the language of applicable regulations and clarifies the previous policy. The Related Party Transaction Policy applies to any transaction where Zebra is a participant, the aggregate amount involved may exceed $120,000, and a related party has a direct or indirect material interest. For this purpose, a “related party” is any director, executive officer, any beneficial owners of five percent or more of Zebra’s voting securities, and their immediate family members, as well as entities in which a related party is a partner or has a 10% or greater beneficial interest. Zebra’s Related Party Transactions Policy is posted on Zebra’s website at http://www.zebra.com under “Investors-Governance-Governance Documents.”

Our Chief Legal Officer and Audit Committee administer the Related Party Transactions Policy. Anyone seeking to engage in a potential related party transaction must provide the Chief Legal Officer with all relevant information concerning the transaction. If the Chief Legal Officer determines that a proposed transaction triggers further review under the Related Party Transactions Policy, the Chief Legal Officer will provide all material information regarding the transaction to the Audit Committee to review and approve, ratify or disapprove. If the Audit Committee determines that the approval or ratification of the transaction should be considered by all of the disinterested members of the Board of Directors, disinterested directors would review the transaction and, if appropriate, approve or ratify it by a majority vote of disinterested directors. The Audit Committee will consider all relevant available facts and circumstances, including:

●

the size of the potential transaction and the amount payable to the related party;

●

the nature of the related party’s interest in the transaction;

●

whether the transaction involves a conflict of interest;

●

whether the transaction was undertaken in the ordinary course of business on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

●

whether Zebra was notified about the transaction before its commencement, and if not, why pre-approval was not sought and whether subsequent ratification would be detrimental to Zebra;

●

the impact on a director’s independence;

●

the availability of sources for comparable products or services;

●

the benefit to Zebra and its stockholders; and

●

any other information regarding the transaction or related party that would be material to investors in light of the circumstances.

Notwithstanding the foregoing, transactions specifically excluded by the instructions to Item 404(a) of Regulation S-K, the Securities and Exchange Commission’s related person transaction disclosure rule, are not considered related party transactions under our Related Party Transactions Policy. However, such transactions may require approval under other applicable policies, including our Conflicts of Interest Policy.

At the end of each fiscal quarter, we conduct a related party survey that requires each director and executive officer to identify (a) all related parties, which includes family members and entities in which such director, executive officer or any family member has an ownership interest or for which such director, executive officer or any family member serves as a director or officer, and (b) any transactions between Zebra and such related parties. Zebra has not been a participant in a transaction in fiscal 2020 in which any related party of Zebra had or will have a direct or indirect material interest, as contemplated by Item 404(a) of Regulation S-K.

Compliance Reporting

Zebra maintains a compliance hotline and website to provide a confidential means for employees or other interested individuals to communicate concerns to management or the Board of Directors, including concerns regarding accounting, internal controls or audit matters and compliance with laws, regulations, Company policies or the Code of Conduct. Our Chief Compliance Officer reports regularly to the Audit Committee on our Compliance and Ethics Program, including information about the communications received via the compliance hotline and website.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	25

Back to Contents

Communications with the Board

Any stockholder who would like to contact our Board of Directors may do so by writing to our Corporate Secretary at Three Overlook Point, Lincolnshire, Illinois 60069. Communications received in writing will be distributed to the appropriate members of the Board, depending on the content of the communication received.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	26

Back to Contents

Proposal 1

Election of Directors

Zebra’s Board of Directors currently consists of eight directors. Seven of our directors are independent under NASDAQ listing requirements; the eighth director is Zebra’s Chief Executive Officer. The Board, based on the recommendation of the Nominating and Governance Committee, nominated Chirantan “CJ” Desai, Richard L. Keyser and Ross W. Manire to stand for election at the Annual Meeting. Each nominee currently serves as a director of Zebra.

Our Board is divided into three classes with staggered three-year terms. Every year we elect one class. We are asking stockholders to re-elect our three Class I directors, whose terms expire this year. If elected, Chirantan “CJ” Desai, Richard L. Keyser and Ross W. Manire will serve for a three-year term expiring at the 2024 Annual Meeting and until their successors are elected and qualified.

All of the nominees have consented to stand for election and to serve if elected. However, if at the time of the Annual Meeting any nominee is unable or declines to serve, the individuals named in this Proxy will, at the direction of the Board, either vote for the substitute nominee or nominees recommended by the Board, or vote to allow the vacancy to remain open until filled by the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF CHIRANTAN “CJ” DESAI, RICHARD L. KEYSER AND ROSS W. MANIRE TO SERVE AS CLASS I DIRECTORS OF ZEBRA.

The following sets forth information regarding the qualifications and biographical information of nominees for Class I directors and the continuing directors.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	27

Back to Contents

Director Experience and Qualifications

Zebra’s Board is composed of eight highly qualified directors whose experience, skillsets and tenure complements those of fellow Board members to create a balanced Board with diverse viewpoints and deep expertise. In addition to the personal characteristics that the Nominating and Governance Committee believes are necessary for all directors, which are described in Selecting Nominees for the Board on page 18, the below Director Skills chart highlights certain skillsets of our director nominees and continuing directors that the Nominating and Governance Committee believes are necessary for the Board to adequately perform its oversight functions. The Nominating and Governance Committee does not assign specific weights to any of these skillsets, nor does the Director Skills chart reflect all of the attributes possessed by any one director or of each and every member of the Board as a whole. Further information on each director nominee’s and continuing director’s qualifications and relevant experience is provided in the individual biographical descriptions below.

Director Skills

Accounting and Financial Reporting Experience 3
Senior Leadership Experience 8
International Business Experience 7
Mergers and Acquisitions Experience 7
Public Company Board and Corporate Governance Experience 7
Technology and Innovation Experience 8
Cybersecurity Experience 6
Marketing and Sales Experience 6
Strategic Planning and Business Transformation Experience 8
Risk Management 5

Age

2
45-55 years
3
>65 years
3
56-65 years

Tenure

1
0-5 years
4
>12 years
3
6-12 years

Diversity

5
Non-Diverse
38% Diverse
2
Female
1
Ethnically

Zebra Technologies Corporation ❘ 2021 Proxy Statement	28

Back to Contents

Biographical Information of Zebra’s Director Nominees and Continuing Directors

The following biographical descriptions set forth certain background information about our director nominees and continuing directors, including specific professional experience and individual qualifications that led to the conclusion by our Board that such person should serve as a director of Zebra.

Nominees for Director

CHIRANTAN “CJ” DESAI
Independent Class I Director (Term Expires 2021) Director since: 2015 Age: 50 Committees: ● Compensation

Professional Highlights

Mr. Desai currently serves as ServiceNow’s Chief Product Officer and is responsible for their products, platform, technology and cloud infrastructure, since 2016. From 2013 to 2016, Mr. Desai served as President of the Emerging Technologies Division at EMC, where he oversaw product management, engineering, product marketing, research and development, the launch of new product lines and the growth of new businesses that help customers accelerate their journey to cloud computing. Prior to working at EMC, Mr. Desai was Executive Vice President of Information Management at Symantec, where he led the strategy, development, technical support and delivery of Symantec’s backup and recovery, storage and availability, archiving and eDiscovery products. In this role, Mr. Desai was responsible for a $3 billion business and a team of approximately 4,000 people. Previously, Mr. Desai was responsible for the Endpoint Security and Mobility group at Symantec, where he became the go-to security expert for top enterprises. He began his career with Oracle and was a key member of the team that launched Oracle’s first cloud services.

Director Qualifications

Mr. Desai has decades of experience in the Software and Hardware industry, serving in various product development, engineering and business roles, and provides value to our Board by being a strategic thinker with an affinity for innovation. The Board benefits from Mr. Desai’s deep expertise in software and product security as well as his knowledge of best practices in product development and go-to-market strategy, especially for enterprise clients similar to those Zebra supports. In addition, Mr. Desai has experience in overseeing corporate cybersecurity risk management, including cybersecurity programs, incident response plans and information security and data-privacy protections. Mr. Desai has also gained experience in mergers and acquisitions, business transformation, international business as well as marketing and sales while serving as an executive and in other leadership roles.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	29

Back to Contents

RICHARD L. KEYSER
Independent Class I Director (Term Expires 2021) Director since: 2008 Age: 78 Committees: ● Compensation (Chair) ● Nominating and Governance

Professional Highlights

Mr. Keyser spent much of his career at W.W. Grainger, Inc. (NYSE: GWW), an international distributor of maintenance, repair and operating supplies. He served as President and Chief Operating Officer from 1994 to 1995, Chairman and Chief Executive Officer from 1995 until 2008, Chairman from 2008 to 2009, and Chairman Emeritus from 2009 to 2010. Prior to joining Grainger in 1986, Mr. Keyser held positions at NL Industries and Cummins Engine Company.

Mr. Keyser serves as a trustee of the Shedd Aquarium, a trustee of the Field Museum of Natural History, a life trustee of the North Shore University Health System, a director of the US Naval Academy Foundation, and a director of the National Merit Scholarship Corporation. In addition, Mr. Keyser previously served on the board of The Principal Financial Group (NASDAQ: PFG), a global financial investment management and insurance company.

In 2010, Mr. Keyser was honored as the National Association of Corporate Directors 2010 Public Company Director of the Year based on his unwavering commitment to integrity, informed judgment and performance.

Director Qualifications

The Board benefits from Mr. Keyser’s decades of experience with distributor and reseller channels, the primary means by which Zebra sells its products. Mr. Keyser gained executive level experience at Grainger in international operations, operational excellence, customer service, integrated distribution networks, marketing and sales, electronic commerce, executive compensation, strategic planning and mergers and acquisitions. Mr. Keyser also has experience in technology and innovation as well as overseeing corporate cybersecurity risk. In addition, Mr. Keyser obtained experience in corporate governance while serving as a board member of public and private organizations. Mr. Keyser’s background and expertise provide significant strategic and operational benefits to Zebra.

ROSS W. MANIRE
Independent Class I Director (Term Expires 2021) Director since: 2003 Age: 69 Committees: ● Audit (Chair) (Financial Expert) ● Nominating and Governance

Professional Highlights

Mr. Manire founded ExteNet Systems, Inc., a wireless networking company, and served as its President and Chief Executive Officer from 2002 until 2018. He was President of the Enclosure Systems Division of Flextronics International, Ltd., an electronics contract manufacturer, from 2000 to 2002, and President and Chief Executive Officer of Chatham Technologies, Inc., an electronic packaging systems manufacturer that merged with Flextronics, in 2000. Prior to joining Chatham Technologies, Mr. Manire was Senior Vice President of the Carrier Systems Business Unit of 3Com Corporation, a provider of networking equipment and solutions. He served in various executive positions with U.S. Robotics from 1991 to 1997, including Chief Financial Officer, Senior Vice President of Operations, and Senior Vice President of the Network Systems Division prior to its 1997 merger with 3Com. From 1989 to 1991, Mr. Manire was a partner in Ridge Capital, a private investment company. He began his professional career at Ernst & Young, LLP, and served as a partner in the Entrepreneurial Services Group from 1985 to 1989.

Mr. Manire is currently an advisory partner to a number of private equity firms and is a member of the Board of Directors of The Andersons, Inc. (NASDAQ: ANDE), a diversified business with interests in agribusiness and serves on the Audit Committee and is the Chair of the Compensation Committee.

Director Qualifications

Mr. Manire brings over 30 years of business management, finance and leadership to the Board. His extensive background and experience as an executive officer and as a public company board member provided him with a vast skill set including experience in mergers and acquisitions, international business, marketing and sales, technology and innovation, cybersecurity risk management, as well as corporate governance. Mr. Manire’s robust financial and accounting experience facilitates the Board’s oversight of Zebra’s accounting, internal control and auditing functions and activities. In addition, his outsourced manufacturing experience provides him with important expertise with respect to Zebra’s use of contract manufacturers. The Board benefits from Mr. Manire’s telecommunications industry experience and his appreciation for the challenges facing the Company’s operations due to his broad business, operational, accounting and financial knowledge and experience.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	30

Back to Contents

Continuing Directors

FRANK B. MODRUSON
Independent Class II Director (Term Expires 2022) Director since: 2014 Age: 61 Committees: ● Audit ● Nominating and Governance

Professional Highlights

Mr. Modruson has served as President of Modruson & Associates, LLC, a management consulting firm, since 2015. Mr. Modruson served from 2003 to 2014 as the Chief Information Officer at Accenture, a global leader in strategy, consulting, digital, technology and operations. As CIO, he was responsible for the information technology strategy, applications and infrastructure supporting 281,000 employees. He also chaired Accenture’s Information Technology Steering Committee and was a member of the Accenture Operating Committee and Global Leadership Council. Prior to becoming CIO, Mr. Modruson held other roles at Accenture, including Partner, for 15 years.

Mr. Modruson currently serves on the boards of directors of First Midwest Bancorp, Inc. (NASDAQ: FMBI) and Hy Cite Enterprises, LLC. He is also a volunteer firefighter and serves on the Board of Directors of the Lyric Opera of Chicago. Previously, Mr. Modruson served on the boards of directors of Landauer Corporation (NYSE: LRD) and Forsythe Technology, Inc., both of which were acquired in 2017, as well as Taleris, a joint venture between Accenture and GE Aviation.

In 2010, Mr. Modruson was elected to CIO Magazine’s CIO Hall of Fame. In addition, InfoWorld has named him to its list of Top 25 CTOs, and ComputerWorld has named him one of its Premier 100 CTOs.

Director Qualifications

Mr. Modruson’s technology, strategy and consulting background has provided him with proficiency in cybersecurity and risk-mitigation practices as well as expertise in technology and innovation. The Board benefits from Mr. Modruson’s extensive experience transforming information technology into an asset for Accenture. While serving as an executive, as a public company board member, and in other leadership roles, Mr. Modruson gained significant experience in mergers and acquisitions, business transformation, international business, risk management and corporate governance as well as operations. Mr. Modruson’s technology business transformation expertise will be indispensable as Zebra looks to expand and move into new markets.

MICHAEL A. SMITH
Chairman of the Board Independent Class II Director (Term Expires 2022) Director since: 1991 Age: 66 Committees: ● Audit ● Compensation ● Nominating and Governance (Chair)

Professional Highlights

Mr. Smith has been Chairman of Zebra since 2007. Since 2000, he has served as Chairman and Chief Executive Officer of FireVision LLC, a private investment company he founded. Previously, Mr. Smith served in various senior investment banking and mergers & acquisitions roles at NationsBanc Montgomery Securities and its successor entity, Banc of America Securities, LLC, BancAmerica Robertson Stephens, BA Partners, and its predecessor entity, Continental Partners Group, and Bear Stearns.

Mr. Smith is a member of the Board of Directors of SRAM International Corp., a global designer, manufacturer and marketer of premium bicycle components. Michael Smith is a Board Leadership Fellow of the National Association of Corporate Directors and is also NACD Directorship Certified™. NACD’s Directorship Certification™ provides a tangible assessment of a director’s understanding of knowledge essential to effective corporate governance along with a commitment to continuing education.

Director Qualifications

The Board and the Committees on which Mr. Smith serves benefit from his decades of industry experience, his skills in financial services, and his substantial knowledge of Zebra. The Board and Audit Committee benefit from Mr. Smith’s proficiency in complex financial management, capital allocation and financial reporting processes. Mr. Smith’s extensive background, including his experience as Chairman and Chief Executive Officer of FireVision LLC and service on other companies’ boards provided Mr. Smith with experience in overseeing the development and implementation of strategic priorities and business transformations, mergers and acquisitions, international business experience, cybersecurity risk management, as well as risk management and compliance oversight. Additionally, the Board and Nominating and Governance Committee benefit from Mr. Smith’s substantial corporate governance experience, including his experience completing CEO performance evaluations and board and committee effectiveness assessments, reviewing of board and committee composition and leadership, leading board transformation and recruiting and CEO succession/transition and recruiting, as well as engaging with investors. Mr. Smith offers the Board extensive knowledge in software and technology, including product development, disruptive innovation, new or business model extension, and macro or micro technology trends.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	31

Back to Contents

LINDA M. CONNLY
Independent Class III Director (Term Expires 2023) Director since: 2020 Age: 55 Committees: ● Audit

Professional Highlights

Ms. Connly has served since 2020 as an Expert Partner on sales and go-to-market transformation for Bain & Company’s Commercial Excellence practice, a management consultancy that provides advice to public, private and non-profit organizations. Ms. Connly previously served Bain & Company as a Strategic Advisor on go-to-market transformations and specializing in high velocity sales models from 2018 to 2020. In addition, Ms. Connly has served since 2018 as Chief Executive Officer of The Connly Advisory Group LLC, a consulting practice she founded that provides services to diagnose sales issues and design go-to-market models. Prior to her current roles, she was Interim Executive Vice President of Rackspace, a managed cloud computing company, where she led transformation for a $1.8 billion managed services business from 2018 to 2019. Prior to that, she held numerous roles at EMC Corporation between 2000 and 2016 including serving as SVP, EMC lead for Global Go-To-Market Integration where she led the 2015 go-to-market integration for Dell Technology and EMC, the largest technology merger in history to date. She continued to serve in leadership roles at Dell Technology after the merger, including SVP, Enterprise Customer Strategy & Advocacy from 2016 to 2017 and VP, Global Center of Competency, Infrastructure Solutions Group from 2017 to 2018.

Ms. Connly serves as a board member of PortCo/Presidio, a leading North American information technology solutions provider focused on digital infrastructure, business analytics, cloud, security and emerging solutions, and is a trustee of Saint Anselm College. Most recently, Ms. Connly served as an advisor for Wasabi Technologies, a private company providing cloud storage solutions. In addition, in 2019, Ms. Connly served as an independent public director for Carbonite (NASDAQ: CARB), a cloud-based backup and security SaaS provider, until its acquisition by OpenText that year.

In 2014, Ms. Connly was presented the Boston Chamber of Commerce Pinnacle Award in the category of “Achievement in Management.” In addition, she was also named by VAR Business magazine as one of the “Top 50 Most Powerful Women in Technology” and by CRN (Computer Reseller News) magazine as one of the “Top 100 Unsung Heroes.”

Director Qualifications

Ms. Connly is an operating executive, director and consultant with over 25 years of broad cross-functional experience. The Board benefits from Ms. Connly’s deep expertise in revenue acceleration, sales resource optimization, go-to-market and high velocity sales channels. Ms. Connly has valuable experience in technology and innovation, mergers and acquisitions as well as experience in overseeing the development and implementation of strategic priorities and business transformation from hardware to software and solutions. Ms. Connly’s service as a public board member has also provided her with proficiency in corporate governance. Ms. Connly’s extensive background and experience in the technology industry and go to market strategies will be valuable to Zebra as we expand into new markets and solutions.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	32

Back to Contents

ANDERS GUSTAFSSON
Chief Executive Officer Class III Director (Term Expires 2023) Director since: 2007 Age: 60 Committees: ● None

Professional Highlights

Mr. Gustafsson became Zebra’s Chief Executive Officer and a director in 2007. Prior to joining Zebra, Mr. Gustafsson served as Chief Executive Officer of Spirent Communications plc, a publicly-traded telecommunications company, from 2004 until 2007. At Spirent, he redirected that Company’s growth strategy, divested non-core operations, integrated historic acquisitions and streamlined the organization to realize significant cost savings. From 2000 until 2004, he was Senior Executive Vice President, Global Business Operations, of Tellabs, Inc., a communications networking company. Mr. Gustafsson’s other roles at Tellabs included President, Tellabs International; President, Global Sales; and Vice President and General Manager, Europe, Middle East and Africa. Earlier in his career, he held executive positions with Motorola, Inc. and Network Equipment Technologies, Inc.

Mr. Gustafsson is a member of the board of directors of International Paper Company (NYSE: IP), a leading global producer of renewable fiber-based packaging, pulp and paper products. Previously, Mr. Gustafsson was a member of board of directors of Dycom Industries Inc. (NYSE: DY), a company that provides construction and specialty services to the telecommunications industry. He is a member of the Technology Committee and the Immigration Committee of the Business Roundtable. He also serves as a trustee of the Shedd Aquarium and is a member of the Civic Committee.

Director Qualifications

Mr. Gustafsson has extensive executive level experience that allows him to bring to the Board a broad range of skills, including knowledge of leadership of complex organizations, corporate strategy and planning, financial controls and accounting, corporate finance, international operations, manufacturing, sales and marketing and mergers and acquisitions. In addition, Mr. Gustafsson has gained meaningful experience in technology and innovation, including in product development, disruptive innovation, new business models and business model extension, and technology trends, as well as cybersecurity risk management. While serving as a director on public company boards Mr. Gustafsson has also gained proficiency in risk management and compliance oversights, corporate governance as well as environmental, sustainability and public policy. The Board benefits from Mr. Gustafsson’s deep knowledge of Zebra’s business and industry.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	33

Back to Contents

JANICE M. ROBERTS
Independent Class III Director (Term Expires 2023) Director since: 2013 Age: 65 Committees: ● Compensation

Professional Highlights

Ms. Roberts is an experienced global technology executive and venture capitalist based in Silicon Valley, where her board experience spans public, private and nonprofit organizations. Ms. Roberts has served as a Partner at Benhamou Global Ventures (BGV) since 2014; an early stage global investor in companies that lead the digital transformation of enterprises. From 2000 to 2013, Ms. Roberts served as Managing Director of Mayfield Fund, investing in wireless, mobile, enterprise and consumer technology companies. Following the acquisition of BICC Data Networks Ltd, where she was Managing Director, from 1992 to 2000, Ms. Roberts was employed by 3Com Corporation (which was later acquired by Hewlett Packard), where she held various executive positions, including Senior Vice President of Global Marketing and Business Development, President of 3Com Ventures, and President of the Palm Computing Business Unit.

Ms. Roberts currently serves on the boards of NETGEAR, Inc. (NASDAQ: NTGR), where she serves on the Audit, Compensation and Subscription Service Strategy Committees, and Zynga Inc. (NASDAQ: ZNGA), where she is Lead Independent Director and Chair of the Compensation Committee. Other recent public board positions include serving as a director of RealNetworks, Inc. (NASDAQ: RNWK) for nearly 10 years, until 2020, and ARM Holdings Plc until its acquisition by the SoftBank Group in 2016. Ms. Roberts is also on the board of GBx Global.org, a technology community connecting British entrepreneurs to the San Francisco Bay Area. She serves on the advisory board of Illuminate Ventures and was a Board Director and President of the Ronald McDonald House at Stanford from 2011 to 2017.

Director Qualifications

Ms. Roberts has almost four decades of global technology operating and venture capital experience, including 27 years in Silicon Valley. She has held executive roles in Europe and the US, including marketing, sales, business development, mergers, acquisitions and general management, all with global responsibilities. Ms. Roberts is entrepreneurial, product and customer-centric with expertise across multiple product areas and sectors including networking, communications and mobile solutions, software, services, semiconductors and applications, spanning enterprise, small business, service providers and consumer markets. She has a proven track record of success, leadership, execution and innovation in diverse organizations, environments, industries and cultures. Ms. Roberts currently balances a diverse board portfolio of technology growth companies with early stage investing in innovative new businesses. This is particularly relevant to Zebra as it continues to transition to more digital, software and service and intelligent automation business opportunities. Ms. Roberts also has considerable board governance experience and capabilities with public, private and non-profit organizations in North America, Europe and Asia, especially relating to compensation (developing significant new executive programs), and most recently leading special litigation work and diversity and Inclusion initiatives. She has worked across all committees, currently serving as Chair Compensation Committee, Lead Independent Director and serving on audit compensation and strategy committees.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	34

Back to Contents

Committees of the Board

Our business is managed under the direction of our Board of Directors, which is kept advised of Zebra’s business through regular and special meetings of the Board and its committees, written reports and analyses, and discussions with the Chief Executive Officer and other employees.

Our Board has three standing committees — the Audit Committee, the Compensation Committee and the Nominating and Governance Committee — each of which is composed entirely of independent directors. Each of the standing committees operates pursuant to a written charter, which sets forth the committee’s authority, duties and responsibilities. The committees periodically review the adequacy of their respective charters, all of which are available on Zebra’s website at http://www.zebra.com under “Investors-Governance-Governance Documents.”

Audit Committee Members: Ross W. Manire (Chair) Linda M. Connly Frank B. Modruson Michael A. Smith Meetings in 2020: 7

The Audit Committee assists the Board in fulfilling its oversight functions with respect to matters involving financial reporting, independent and internal audit processes, disclosure controls and procedures, internal control over financial reporting, related-party transactions and risk management. In particular, the Audit Committee is responsible for:

●

overseeing the integrity of Zebra’s financial statements and internal controls over financial reporting;

●

overseeing the implementation of new accounting standards;

●

appointing, retaining, compensating, evaluating and terminating, when appropriate, our independent auditor;

●

reviewing and discussing with management and the independent auditor Zebra’s annual and quarterly financial statements;

●

communicating with the independent auditor on matters related to the conduct of the audit and on critical audit matters;

●

reviewing and evaluating Zebra’s cybersecurity, disaster recovery and business continuity programs; and

●

discussing policies with respect to risk assessment and risk management.

The Audit Committee has the authority to engage and determine funding for outside legal, accounting or other advisors.

Our Board has determined that each member of the Audit Committee meets the independence requirements under NASDAQ listing rules and rules of the Securities and Exchange Commission, and that Mr. Manire is an “audit committee financial expert” as defined under Securities and Exchange Commission regulations. In addition, as required by NASDAQ listing rules, no member of the Audit Committee has participated in the preparation of financial statements of Zebra or any current subsidiary of Zebra within the past three years, and Mr. Manire has attained “financial sophistication” due to his background as a Chief Executive Officer and Chief Financial Officer.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	35

Back to Contents

Compensation Committee Members: Richard L. Keyser (Chair) Chirantan Desai Janice M. Roberts Michael A. Smith Meetings in 2020: 9

The Compensation Committee assists the Board with its responsibilities regarding the compensation of our Executive Officers and non-employee directors by:

●

generally overseeing Zebra’s compensation and benefit programs and overall compensation governance;

●

reviewing our total compensation philosophy, and Zebra’s implementation of that philosophy, annually to ensure the components align with the Company’s strategic objectives and reviewing and discussing with management the Compensation Discussion and Analysis;

●

overseeing the administration of Zebra’s short-term and long-term compensation plans as well as benefits;

●

determining (or with respect to the Chief Executive Officer, recommending to the Board) the total compensation and terms of employment for Executive Officers, including establishing performance objectives for the Chief Executive Officer;

●

approving Zebra’s peer group for market-competitive compensation purposes;

●

overseeing Zebra’s Stock Ownership Guidelines for the non-employee directors and Executive Officers;

●

overseeing Zebra’s performance management and talent management processes;

●

recommending to the Board the compensation of non-employee directors;

●

seeking the counsel of an independent compensation consultant and other advisors as needed; and

●

using a sound corporate governance approach that balances an appropriate level of risk tolerance with a total compensation philosophy.

Willis Towers Watson served in 2020 as the Compensation Committee’s independent executive compensation consultant. The role of Willis Towers Watson in determining executive compensation is described below under Compensation Discussion and Analysis — Overview of Our Executive Compensation Program, beginning on page 43.

Nominating and Governance Committee Members: Michael A. Smith (Chair) Richard L. Keyser Ross W. Manire Frank B. Modruson Meetings in 2020: 6

The Nominating and Governance Committee’s primary responsibilities include:

●

assisting the Board in discharging its responsibilities relating to Zebra’s governance;

●

confirming the independence of our non-employee directors;

●

overseeing the self-evaluations of the Board, the committees of the Board and individual directors;

●

making recommendations to the Board regarding size, composition and functions of the committees of the Board; and

●

identifying individuals qualified to serve on the Board and recommending director nominees.

The Nominating and Governance Committee has the authority to retain a search firm to identify director candidates and to engage outside legal counsel or other advisors as needed.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	36

Back to Contents

Director Compensation

Zebra’s director compensation program is designed to attract and retain highly qualified non-employee directors. The annual compensation for our non-employee directors consists of both cash to compensate directors for their services on the Board of Directors and its committees, and equity to align the interests of our directors with those of our stockholders. Decisions regarding our non-employee director compensation are approved by the full Board based on the recommendations of the Compensation Committee. In making such recommendation, the Compensation Committee takes into consideration market data and whether such recommendation aligns with the interests of our stockholders. The Compensation Committee annually reviews non-employee director compensation with Willis Towers Watson, our independent compensation consultant. In 2020, due to the anticipated financial effects of the COVID-19 pandemic, Zebra took a proactive step and temporarily reduced our Board of Directors’ cash retainer payments by 30% for a three-month period.

In October 2019, the Compensation Committee reviewed market data on both non-employee director compensation and the financial performance of the peer group, as well as general industry data for companies similar to Zebra. (For more information on the peer group, see Compensation Discussion and Analysis — Overview of Our Executive Compensation Program, beginning on page 43). In addition, the Compensation Committee reviewed data on the cash compensation awarded to the chairs and members of the Board’s standing committees. Using this data, the Compensation Committee confirmed that the 2020 total mix of compensation for the non-employee directors is aligned with the market, and the Board decided not to adjust our non-employee director compensation for 2020, except for the reduction in cash retainer payments due to the anticipated financial effects of the COVID-19 pandemic.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	37

Back to Contents

Elements of Director Compensation

Our non-employee director compensation for 2020 was awarded in a combination of cash and equity, as shown below. Due to the anticipated financial effects of the COVID-19 pandemic, Zebra took a proactive step in April 2020 and temporarily reduced our Board of Directors’ cash retainer payments by 30% for a three-month period.

Annual cash retainer	● $80,000 for all non-employee directors other than the Chair of the Board*
Annual cash retainer for the Chairman of the Board	● $155,000*
Annual equity retainer	● Target grant date fair value of $200,000 for all non-employee directors ● Awarded in the form of fully-vested common stock
Annual cash retainer for committee chairs	● $25,000 for the Compensation Committee Chair ● $25,000 for the Audit Committee Chair ● $10,000 for the Nominating and Governance Committee Chair
Annual cash retainer for non-chair committee members	● $15,000 for each Compensation Committee member ● $15,000 for each Audit Committee member ● $7,500 for each Nominating and Governance Committee member
Additional meeting fees
●

$2,000 for each in-person Board meeting in excess of five in-person Board meetings per year

●

$1,000 for each telephonic Board meeting in excess of two telephonic Board meetings per year

●

$1,500 for the Chair and $1,000 for other committee members for each in-person committee meeting in excess of five in-person committee meetings per year, with no additional fee for telephonic committee meetings

* Does not include the reduction in the cash retainer payments resulting from the anticipated financial effects of the COVID-19 pandemic.

Non-employee directors may participate in our non-qualified deferred compensation plan and our group medical and dental plans, and they are reimbursed for expenses incurred in attending Board and committee meetings. Mr. Gustafsson does not receive additional compensation for his service as a director.

2020 Non-Employee Director Compensation

In May 2020, the Compensation Committee approved annual equity grants for each of the seven non-employee directors. These awards had a targeted value of $200,000 and were awarded in the form of 902 shares of fully-vested common stock for each non-employee director.

The following table provides information regarding the compensation of our non-employee directors for 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Linda M. Connly	64,500	200,037	0	264,537
Chirantan Desai	92,000	200,037	0	292,037
Richard L. Keyser	109,500	200,037	0	309,537
Andrew K. Ludwick(2)	48,500	0	0	48,500
Ross W. Manire	109,500	200,037	0	309,537
Frank B. Modruson	96,750	200,037	0	296,787
Janice M. Roberts	93,000	200,037	0	293,037
Michael A. Smith	189,875	200,037	0	389,912
(1)

The amounts in the table represent the aggregate grant date fair value for these awards computed in accordance with Financial Accounting Standards Codification 718, Compensation – Stock Compensation. Please see Note 15, “Share-Based Compensation,” of Zebra’s consolidated financial statements included in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2020, for a discussion of assumptions made in calculating the grant date fair value of these awards.

(2)

Mr. Ludwick retired from the Board of Directors effective as of the 2020 Annual Meeting of Stockholders on May 14, 2020. As a result of his retirement, the Company did not grant him a stock award.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	38

Back to Contents

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below. Based on that review and discussion, the Compensation Committee has recommended to Zebra’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2020.

Compensation Committee Richard L. Keyser, Chair Chirantan “CJ” Desai Janice M. Roberts Michael A. Smith

Zebra Technologies Corporation ❘ 2021 Proxy Statement	39

Back to Contents

Compensation Discussion and Analysis

Executive Summary

Our Compensation Discussion and Analysis (“CD&A”) focuses on the following:

		Page Reference
Overview of Our Executive Compensation Program	● Compensation Components ● Pay-for-Performance and At-Risk Compensation ● Role of Our Compensation Committee ● Role of the Independent Compensation Consultant	43
Our Compensation Approach	● How We Establish the Peer Group	45
Key Compensation Decisions in 2020	● 2020 Base Salaries ● 2020 Annual Cash Incentive Awards ● 2020 Long-Term Equity Incentive Awards ● How 2020 Compensation for the Named Executive Officers Compares to the Peer Group	46
Restricted Stock that Vested in 2020	● Performance-Vested Restricted Stock ● Time-Vested Restricted Stock	53
Stockholders Approve Compensation of Zebra’s Named Executive Officers (Say-on-Pay)		54
Employee Benefits		55
Our Executive Officer Employment Agreements		55

2020 Highlights and Performance

2020 Highlights
✔ Record net cash provided by operating activities of $962 million	✔ Committed to develop science-based target (SBT) for carbon reduction	✔ Named one of Fast Company’s best workplaces for innovators and one of Computerworld’s top 3 places to work in IT
✔ 50.5% share price increase, significantly outperforming the S&P 500 Index	✔ Launched Circular Economy Program for refurbishment, rental, buy-back and recycling of select Zebra devices	✔ Named one of Forbes World’s Best Employers for the fifth consecutive year
✔ Acquired Reflexis Systems Inc., expanding our addressable market in intelligent workforce and task execution software	✔ Established cross-functional Sustainability Council to advance our corporate social responsibility efforts
✔

Expanded our Inclusion & Diversity program and launched our Inclusion & Diversity Advisory Council, comprised of senior management and other employees to oversee our strategy and champion our efforts

✔ Added approximately 400 patents and patent applications, bringing the patent portfolio to over 3,500 patents and patent applications worldwide
✔

Prioritized employee health and safety during the COVID-19 pandemic through relevant safety guidelines, new solutions to address social distancing, internal wellbeing initiatives and no pandemic-related layoffs

✔

Honored by American Red Cross with Wesbury award, which recognizes companies who enhance the visibility of the Red Cross by helping the Red Cross deliver its services and messages of health, safety and preparedness

Zebra Technologies Corporation ❘ 2021 Proxy Statement	40

Back to Contents

* $100 invested on 12/31/15 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.
Value at each year-end of $100 initial investment made on December 31, 2015
	12/15	12/16	12/17	12/18	12/19	12/20
Zebra Technologies Corporation	100.00	123.13	149.03	228.61	366.75	551.80
S&P 500	100.00	111.96	136.40	130.42	171.49	203.04
S&P 500 Information Technology	100.00	113.85	158.06	157.60	236.86	340.83
The stock price performance included in this graph is not necessarily indicative of future stock price performance.

Named Executive Officers

This CD&A discusses the compensation of the following individuals, who are referred to as our Named Executive Officers:

ANDERS GUSTAFSSON	Chief Executive Officer
WILLIAM BURNS	Chief Product & Solutions Officer
JOACHIM HEEL	Chief Revenue Officer
CRISTEN KOGL	Chief Legal Officer & Corporate Secretary
OLIVIER LEONETTI[1]	Former Chief Financial Officer
NATHAN WINTERS[2]	Chief Financial Officer
1

Mr. Leonetti served as our Chief Financial Officer from November 2016 until his voluntary resignation on August 28, 2020.

2.

Mr. Winters began his service as our Acting Chief Financial Officer on August 28, 2020, and was appointed as our Chief Financial Officer on January 11, 2021.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	41

Back to Contents

Compensation Governance Practices

On an ongoing basis, our Compensation Committee reviews whether the Company’s compensation governance practices support the Company’s executive compensation philosophies and objectives, as shown in the table below, and are aligned with stockholder interests. The Compensation Committee determined that the Company’s executive compensation philosophies, objectives and elements continued to be appropriate. Investors continue to be supportive of our compensation program and its alignment of pay with performance. This was conveyed by 95.17% of votes cast at Zebra’s 2020 Annual Meeting in support of say-on-pay. Further, as part of our stockholder engagement program, members of our senior management and Board engaged with our stockholders to understand their views on our compensation structure and its alignment with our strategy (see Stockholder Engagement on page 22 for additional information). Our Compensation Committee believes that our current structure adequately aligns compensation with stockholders’ long-term interests, balancing profitability and growth, and maintained our overall program structure in 2020. However, due to the anticipated financial effects of the COVID-19 pandemic, Zebra took proactive steps and implemented temporary pay reductions for our Board, Executive Officers and certain employees, which are further described under Director Compensation on page 37 and 2020 Base Salaries on page 46. We also made modifications to the performance period and capped the overall opportunity of the 2020 Zebra Incentive Plan due to the anticipated impacts of COVID-19, which is further described under 2020 Annual Cash Incentive Awards on page 47.

	WHAT WE DO		WHAT WE DON’T DO
✔	A significant portion of targeted executive pay is at-risk because it is based on performance and ultimately may not be earned and paid out	✘	We expressly forbid option and stock appreciation rights (“SARs”) repricing without stockholder approval
✔	We align compensation with stockholder interests by linking incentive compensation to Zebra’s overall performance	✘	We expressly forbid exchanges of underwater options or SARs for cash
✔	We target executive compensation at the median of our benchmarks, including our peer group. We compensate based on each Executive’s performance	✘	We do not provide perquisites
✔	We have robust Stock Ownership Guidelines for our Named Executive Officers and non-employee directors	✘	We do not guarantee salary increases or non-performance-based bonuses
✔	We require Named Executive Officers and directors to retain 50% of vested equity awards or exercised stock appreciation rights until Stock Ownership Guidelines are met	✘	We do not offer excise tax gross-ups, except for our employment agreement with our Chief Executive Officer, which was entered into in 2007
✔	We consider, and attempt to mitigate, risk in our compensation program	✘	Our Insider Trading Policy expressly prohibits hedging or pledging of Zebra securities
✔	We use an independent compensation consultant
✔	We have “double-trigger” accelerated vesting of equity awards, which requires both a change in control and an involuntary termination
✔	We conduct an annual talent management review, including succession planning
✔	We have a Clawback Policy applicable to all Section 16 Officers and Directors

Zebra Technologies Corporation ❘ 2021 Proxy Statement	42

Back to Contents

Overview of Our Executive Compensation Program

Compensation Components

Our executive compensation program includes three components: base salary, annual incentive and long-term equity incentive. Each component serves a particular purpose, so each is considered independently, but the three components combined provide a holistic total executive compensation approach. The Compensation Committee does not follow a pre-established formula to allocate total compensation among the various pay components.

For 2020, the Compensation Committee determined each Named Executive Officer’s compensation level, other than Mr. Winters’ who served as our Acting Chief Financial Officer, by reviewing market data for each individual compensation component. Base salary, annual incentive and long-term equity incentive compensation for our Named Executive Officers are targeted at market median. (For more information on market comparisons, see “Our Compensation Approach” below.) Actual compensation awarded varies based upon the attainment of financial and individual performance goals, as well as each Executive’s position, responsibilities and overall experience. (For more information on individual performance goals, see “Performance Management Process and Individual Adjustments” below.) We align pay with performance, paying above target when Zebra surpasses target performance goals or an Executive’s individual performance exceeds expectations.

The following table describes the purpose of each compensation component and how that component is related to our pay-for-performance approach and budget.

Compensation Component	Purpose of Compensation Component	Compensation Component in Relation to Performance

Base salary	To attract and retain Executives by compensating them for the primary functions and responsibilities of the position.	Aligned to peer group benchmarking; any base salary increase that an Executive receives depends upon the individual performance and the Executive’s displayed skills and competencies.
Annual cash incentive awards	To attract, retain, motivate and reward Executives for achieving or surpassing key target performance goals at the Company, business unit and individual level.	Aligned to peer group benchmarking; financial and individual performance determines the actual amount of the Executive’s annual cash incentive award.
Long-term equity awards	To attract, retain, motivate and reward top talent to increase stockholder value.	Aligned to peer group benchmarking; an Executive’s past performance and contribution to long-term strategy determine the amount of equity granted.

The objectives of Zebra’s executive compensation approach include:

●

Increasing stockholder value through long-term stock price growth;

●

Maximizing Zebra’s financial performance;

●

Facilitating the delivery of the highest quality goods, services and solutions to our customers;

●

Encouraging our employees to take actions that balance short-term achievements with long-term success without excessive risk;

●

Motivating behavior to attain Zebra’s objectives; and

●

Attracting, retaining, developing and rewarding employees who contribute to our success.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	43

Back to Contents

Pay-for-Performance and At-Risk Compensation

Our Executive Officers are responsible for achieving long-term strategic goals, and their compensation is weighted toward rewarding long-term value creation for stockholders.

Our emphasis on creating long-term stockholder value is best illustrated in the following charts, which show that target long-term equity compensation accounts for the largest percentage of the Named Executive Officers’ overall compensation for 2020. In addition, a majority of the Named Executive Officers’ compensation — consisting of long-term equity and short-term incentive compensation combined — is performance-based or “at risk.”

Role of Our Compensation Committee

The Compensation Committee consists entirely of independent directors, none of whom have ever been employed by Zebra. As further described above under “Committees of the Board,” the Compensation Committee assists the Board by overseeing Zebra’s compensation and benefit programs, particularly as those programs apply to our Named Executive Officers and non-employee directors. With input from the Chief Executive Officer, the Compensation Committee makes final decisions regarding all aspects of compensation for our Named Executive Officers other than the Chief Executive Officer. The Compensation Committee recommends a compensation package and the related performance targets for the Chief Executive Officer for final approval by all of the independent directors.

Role of the Independent Compensation Consultant

The Compensation Committee engaged Willis Towers Watson (“WTW”) as its independent executive compensation consultant for 2020. In that capacity, WTW provided competitive peer group and executive compensation data, analysis and guidance to help the Compensation Committee:

●

establish a peer group;

●

use benchmark compensation surveys;

●

set Executive Officer and non-employee director compensation;

●

develop the design of our executive compensation program; and

●

review performance and determine payouts with respect to performance-based awards.

The Compensation Committee annually assesses WTW’s independence pursuant to relevant Securities and Exchange Commission and NASDAQ rules. To that end, the Compensation Committee received a letter from WTW addressing WTW’s independence and concluded that no conflict of interest exists that would prevent WTW from providing independent advice.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	44

Back to Contents

Our Compensation Approach

In designing and implementing our total compensation program for 2020, we were guided primarily by market compensation data of a peer group of comparable publicly traded companies and from broad-based surveys.

How We Establish the Peer Group

In August 2019, the Compensation Committee asked WTW to review Zebra’s peer group and to make recommendations regarding changes. In response, WTW compiled data on the financial performance of 16 publicly traded companies WTW viewed as comparable to Zebra, including all of the companies in the peer group used for 2019 executive compensation. In compiling the recommended peer group, WTW used the following methodology:

●

Industry Classification Research – review of all U.S.-based publicly-listed companies within the Global Industry Classification Standards (“GICS”) for the Technology Hardware and Equipment, Software and Services and Healthcare Equipment and Services;

●

Peers-of-Peers Analysis – review of companies that are disclosed as peers to companies in Zebra’s peer group; and

●

Zebra’s 2019 ISS Peer Group – review of the 2019 Zebra peer group for overall reasonableness and relevance.

The Compensation Committee then reviewed the following company-specific information provided by WTW for the proposed peer group:

●

business model, industry, cost structures and levels of complexity;

●

size, primarily in terms of revenue (all 16 companies had 2018 revenue of between 50% and 200% of Zebra’s 2018 revenue of $4.22 billion);

●

whether the proposed peer group member competes with Zebra for executive talent;

●

investor profile (i.e., whether the proposed peer group member is considered a reasonable investment alternative and attracts investors with similar risk/return expectations);

●

market capitalization; and

●

whether the proposed peer group member creates products of a technical nature.

In addition to reviewing this data, the Compensation Committee also considered whether potential peer companies regard Zebra as a peer.

For 2020, WTW recommended removing three companies and adding five companies to the peer group used in 2019. The Compensation Committee agreed to remove the three companies (ARRIS International plc, Eastman Kodak Company and Rockwell Collins, Inc.) and include four of the proposed additions (CommScope Holding Company, Inc., Diebold Nixdorf, Incorporated, Keysight Technologies, Inc and NetApp, Inc.). The Compensation Committee also added two additional companies (Avaya Holdings Corp. and Rockwell Automation, Inc.) that align with Zebra’s products and solutions offerings. Based on these changes, the Compensation Committee approved the companies shown below as the peer group for purposes of evaluating and determining 2020 executive compensation.

Zebra’s Peer Group for 2020 Compensation Purposes
Agilent Technologies, Inc.	Itron, Inc.	NCR Corporation
Analog Devices, Inc.	Juniper Networks, Inc.	NetApp, Inc.
Avaya Holdings Corp.	KLA-Tencor Corporation	Rockwell Automation, Inc.
Ciena Corporation	Keysight Technologies, Inc.	Teradata Corporation
CommScope Holding Company, Inc.	Lam Research Corporation	Trimble Navigation, Ltd.
Diebold Nixdorf, Incorporated	L3Harris Technologies, Inc.
Insight Enterprises Inc	Motorola Solutions, Inc.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	45

Back to Contents

Key Executive Compensation Decisions in 2020

To establish the compensation of the Named Executive Officers for 2020, the Compensation Committee and Mr. Gustafsson (who made recommendations regarding Named Executive Officers other than himself) reviewed competitive compensation data for the peer group, market compensation data from broad-based surveys and each Named Executive Officer’s historical compensation. Since Mr. Winters was serving as the Acting Chief Financial Officer, effective August 28, 2020, until January 11, 2021 when he was appointed Chief Financial Officer, Mr. Gustafsson did not make recommendations regarding his compensation and the Compensation Committee did not approve his base salary or equity awards for 2020. The 2020 compensation packages for the Named Executive Officers are described below.

In 2020, in response to the COVID-19 pandemic, Zebra’s management team executed on our business continuity plans and the Board of Directors focused on overseeing risk management associated with the Company’s response, allowing Zebra to continue to serve our customers, create value for stockholders and protect the health and wellbeing of our employees. We continue to support our employees during COVID-19 by implementing rigorous policies and procedures to ensure a safe work environment, equipping our sites and employees with protective health and safety equipment, expanding opportunities for remote work, broadening our internal well-being resources and making a commitment to no pandemic-related layoffs.

Further, the Compensation Committee and Board took a holistic view of the anticipated impacts of the COVID-19 pandemic and took proactive steps by effecting temporary pay reductions for our Board, Executive Officers and certain employees, which are further described under Director Compensation on page 37 and directly below under 2020 Base Salaries. In addition, the Compensation Committee approved modifications to the measurement periods and capped the overall opportunity of the 2020 Zebra Incentive Plan, which is further described under 2020 Annual Cash Incentive Awards on page 47.

2020 Base Salaries

For 2020, based on the Company’s strong performance over a sustained period of time and their individual performance, Mr. Gustafsson recommended increases in the base salaries of our Named Executive Officers (other than himself) effective as of March 15, 2020. The Compensation Committee discussed Mr. Gustafsson’s recommendations and approved the recommended base salary adjustments for 2020. The Compensation Committee also recommended to the Board, and the Board approved, an increase in Mr. Gustafsson’s 2020 base salary based on strong Company performance and his individual performance.

In 2020, due to the anticipated financial effects of the COVID-19 pandemic, Zebra took proactive steps in April 2020 by implementing a three-month temporary pay reduction of 30% for the Chief Executive Officer and 20% for all other Executive Officers, including the Named Executive Officers, and between 10% to 15% for all other applicable employees depending on their position. Due to a stronger than expected recovery in the fourth quarter of 2020, employees below the Executive Officer level who were subject to the pay reduction received a one-time discretionary payment equal to approximately 50% of their salary reduction amount. Executive Officers were not eligible for this one-time payment.

Our Named Executive Officers’ annual base salaries appear in the following table:

Named Executive Officer	2019 Salary	2020 Salary(1)	Percentage Increase
Anders Gustafsson	$1,100,000	$1,200,000	9.1%
William Burns	$501,275	$551,403	10.0%
Joachim Heel	$489,340	$508,914	4.0%
Cristen Kogl	$-	$476,112	N/A
Olivier Leonetti	$567,840	$601,910	6.0%
Nathan Winters	$-	$377,840(2)	N/A
(1)

Represents the target salary for each Named Executive Officer and does not include the COVID-19 related salary reductions referenced above. For each Named Executive Officer’s annualized salary, which includes the COVID-19 related salary reductions, see the Summary Compensation Table on page 56.

(2)

In connection with his appointment as Acting Chief Financial Officer, Mr. Winters’ received a $10,000 per month stipend starting on August 28, 2020.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	46

Back to Contents

2020 Annual Cash Incentive Awards

Target Awards

The 2020 Zebra Incentive Plan (“ZIP”) provides for an annual cash incentive award based on the achievement of pre-determined financial performance goals. All Named Executive Officers participated in the ZIP.

For each Named Executive Officer, the Compensation Committee (or, in the case of Mr. Gustafsson, the Board) establishes a target annual cash incentive award, which is set as a percentage of base salary. The Compensation Committee discussed each Executive’s performance with Mr. Gustafsson and compared each Executive’s target annual incentive — both the percentage of base salary and the absolute dollar amount — to the market.

In light of the anticipated financial effects of the COVID-19 pandemic, the Compensation Committee approved the following changes to the 2020 ZIP: (1) performance measurements under the ZIP were done on a quarterly basis instead of an annual basis (explained in more detail below), and (2) payout was capped at 100% for all employees.

The 2020 target annual and maximum incentive percentages for Named Executive Officers were established as follows:

Named Executive Officer	2019 Target Annual Cash Incentive*	2019 Maximum Annual Cash Incentive*	2020 Target Annual Cash Incentive*	2020 Maximum Annual Cash Incentive*+
Anders Gustafsson	125%	250%	125%	125%
William Burns	85%	170%	85%	85%
Joachim Heel	75%	150%	75%	75%
Cristen Kogl	-	-	75%	75%
Olivier Leonetti	95%	190%	95%	95%
Nathan Winters	-	-	40%	40%
*

Expressed as a percentage of the Officer’s base salary earned during the calendar year.

+

In 2020, due to the anticipated financial effects of the COVID-19 pandemic, the ZIP payout was capped at 100% measured on a quarterly basis for all Named Executive Officers.

Annual Cash Incentive Plan Performance Metrics

For the 2020 ZIP, the Compensation Committee selected the three financial performance metrics listed below. As originally adopted, the performance goals for the 2020 ZIP were to be measured on an annual basis, generally consistent with prior years. However, in light of the anticipated economic effects of the COVID-19 pandemic, in April 2020, the Compensation Committee and Board of Directors took proactive steps and modified the measurement period and capped the quarterly maximum payout at 100% for the 2020 ZIP. In modifying the measurement period, the Compensation Committee used management’s recommendations of forecasted quarterly performance goals, which were converted from the annual forecasted performance goals originally adopted, due to the uncertainty related to forecasting longer-term supply and demand related to COVID-19. The Compensation Committee adopted these measures to properly incentivize employees and address concerns with the financial impact of the pandemic on our business.

1.

2020 consolidated net sales

2.

2020 “Adjusted EBITDA,” defined as earnings before interest income and expense, taxes, depreciation, amortization and Other Income/Expense, adjusted to remove equity-based compensation expense, adjustments for purchase accounting and certain non-recurring charges

3.

2020 “Enterprise Asset Intelligence (EAI) Index,” defined as a measure of Zebra’s sales of EAI offerings and is based on sales of specific EAI-related solutions, such as SmartLens®, SmartPack™, SmartCount®, Zebra MotionWorks®, Warehouse, Location Solutions and managed services, such as VisibilityIQ™.

The consolidated net sales, Adjusted EBITDA and EAI Index metrics were selected to encourage executives to focus on profitable sales growth for Zebra’s business. These metrics balance both short and long-term decisions, allowing our executives to make decisions on growing the core and expanding adjacencies. The EAI Index was added in 2019 to encourage executives to focus on Zebra’s long-term strategic goal of driving our EAI vision and securing our market position in EAI offerings and specific EAI related solutions.

The Compensation Committee fixed the following threshold, target and maximum performance goals for each metric based on the 2020 business plan.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	47

Back to Contents

Performance Goal	Performance Threshold	Performance Target	Performance Maximum
Net Sales	92.5% of net sales target	100.0% of net sales target	105.0% or more of net sales target
Adjusted EBITDA	80.0% of Adjusted EBITDA target	100.0% of Adjusted EBITDA target	112.5% or more of Adjusted EBITDA target
EAI Index	75.0% of EAI Index target	100.0% of EAI Index target	115.0% or more of EAI Index target

The net sales, Adjusted EBITDA and EAI Index performance goals were measured on a quarterly basis. These performance goals correspond to threshold, target and maximum payouts, as shown below.

Performance Metric	Weighting	Threshold payout*#	Target payout#	Maximum payout+#
Net Sales		50%	100%	100%
Adjusted EBITDA		50%	100%	100%
EAI Index		50%	100%	100%
*

Achievement below the threshold results in a 0% payout percentage.

+

In 2020, all payouts under the ZIP were capped at 100% on a quarterly basis.

#

The payout for performance between threshold and target and between target and maximum is interpolated on a straight-line basis.

2020 Financial Performance Results and Payout Percentage

The table below shows Zebra’s performance for the three ZIP metrics and the corresponding funding for the Named Executive Officers.

Performance Goal		Performance Period
		Q1	Q2	Q3	Q4
Net Sales	Actual Performance Achievement	$1,052 million, or 93% of net sales Q1 performance target	$957 million, or 83% of net sales Q2 performance target	$1,128 million, or 96% of net sales Q3 performance target	$1,294 million, or 105% of net sales Q4 performance target
	Payout Percentage	53% of target incentive	0% of target incentive	74% of target incentive	100% of target incentive
Adjusted EBITDA	Actual Performance Achievement	$201 million, or 85% of Adjusted EBITDA performance target	$175 million, or 71% of Adjusted EBITDA performance target	$229 million, or 87% of Adjusted EBITDA performance target	$306 million, or 104% of Adjusted EBITDA performance target
	Payout Percentage	64% of target incentive	0% of target incentive	69% of target incentive	100% of target incentive
EAI Index	Actual Performance Achievement	$43 million, or 91% of EAI Index target	$22 million, or 42% of EAI Index target	$44 million, or 79% of EAI Index target	$52 million, or 89% of EAI Index target
	Payout Percentage	82% of target incentive	0% of target incentive	58% of target incentive	79% of target incentive

Zebra Technologies Corporation ❘ 2021 Proxy Statement	48

Back to Contents

The payouts on these individual metrics are converted to a ZIP payout percentage as follows:

ZIP payout percentage =	(Average of Quarterly Net Sales Performance x 30%) + (Average of Quarterly Adjusted EBITDA Performance x 50%) + (Average of Quarterly EAI Index Performance x 20%)

Applying this formula to Zebra’s actual performance results leads to a ZIP payout for 2020 of 57.0%, as shown below:

57.0% =	(56.75% x 30%) + (58.25% x 50%) + (54.75% x 20%)

Performance Management Process and Individual Adjustments

The amounts the Named Executive Officers would earn based on payout percentage shown above can be modified by the Board (for Mr. Gustafsson) or the Compensation Committee (for the other Named Executive Officers) due to performance against individual goals. When establishing those goals and determining compensation levels for the Named Executive Officers, the Compensation Committee looks to our annual performance management process and the results of our annual talent management review.

Each year, Mr. Gustafsson presents an overall talent management review to the Board, discussing the past performance and future potential of each Executive Officer and certain of their direct reports. This review includes a discussion of key skills, competencies, developmental opportunities and succession plans.

In determining the 2020 individual performance goals, the Compensation Committee (and the Board for Mr. Gustafsson) considered each Named Executive Officer’s prior performance and Zebra’s expectations for the business initiatives under each Executive’s purview. Performance evaluations also may take into account factors such as satisfaction of daily responsibilities, particular or general contributions to Zebra’s overall management and whether the Named Executive Officer exhibits Zebra’s corporate values.

A Named Executive Officer’s annual incentive payout will not be adjusted if the Executive meets expectations for the individual goals. These payouts may be reduced if a Named Executive Officer fails to meet expectations, or increased—though not above a maximum 100% of target award payout (which was the cap adopted in 2020 to address the financial effects of COVID-19)—if the Named Executive Officer exceeds expectations. The Compensation Committee (and the Board for Mr. Gustafsson) conducted final evaluations for 2020 in early 2021, and determined no adjustments were necessary.

2020 Annual Incentive Payouts

Based on the performance and payout calculations shown above, the Named Executive Officers received the following annual cash incentive payments for 2020:

2020 ANNUAL CASH INCENTIVE AWARDS FOR THE NAMED EXECUTIVE OFFICERS

Named Executive Officer	Actual Award As a Percent of Eligible Compensation	Actual Award
Anders Gustafsson	71%	$781,725
William Burns	48%	$249,981
Joachim Heel	43%	$205,882
Cristen Kogl	43%	$189,786
Olivier Leonetti(1)	-	$-
Nathan Winters	23%	$83,042
(1) Due to his voluntary resignation in August 2020, Mr. Leonetti was not eligible to receive annual cash incentive payments for 2020 under the 2020 ZIP.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	49

Back to Contents

2020 Long-Term Equity Incentive Awards

Form of Awards

The Compensation Committee believes it is important that all of our Executive Officers are motivated to create stockholder value over a long-term investment horizon. To that end, Zebra granted three forms of long-term equity to the Named Executive Officers:

1.

time-vested stock appreciation rights (“SARs”), which vest ratably over four years;

2.

time-vested restricted stock, which vests ratably over three years; and

3.

performance-vested restricted stock, which is earned (or not) based on Zebra’s results on two financial measures during and over a three-year performance period and cliff vests three years after grant.

These equity awards, which are described in more detail below, were divided as follows (based on the value of the equity award grant) for 2020:

Each year the Compensation Committee reviews the allocation of awards among the equity vehicles to ensure alignment with Zebra’s stockholders and to better reflect current compensation practices.

Target Awards

Each year the Compensation Committee sets long-term equity awards with a target value at the grant date for the Named Executive Officers other than the Chief Executive Officer. In March 2020, utilizing the market median data information for Executive Officers as a guide, Mr. Gustafsson made recommendations for these awards, which the Compensation Committee considered.

The Board establishes Mr. Gustafsson’s target annual long-term equity award after hearing the recommendation of the Compensation Committee. To formulate that recommendation for 2020, the Compensation Committee consulted with WTW and considered factors similar to those considered when determining target equity awards for the other Named Executive Officers. Based on the Company’s strong performance over a sustained period of time, the Compensation Committee recommended to the Board, and the Board approved, a 2020 equity award to Mr. Gustafsson having a total value at grant date equal to $8,000,000.

The 2020 long-term incentive awards to the Named Executive Officers were granted effective April 30, 2020. When calculating the number of shares of performance-vested restricted stock and time-vested restricted stock, the actual number of shares was set by dividing the value of the equity award grant by $244.97, the closing price of our common stock on the day prior to the grant date, without a reduction for the restricted nature of the shares. For SARs, the actual number of SARs is set by dividing the value of the equity award grant by the binomial value of a SAR.

In addition, on November 5, 2020, Mr. Winters was granted time-vested restricted stock in connection with his appointment as Acting Chief Financial Officer, the actual number of shares was set by dividing the value of the equity award grant by $329.18, the closing price of our common stock on the day prior to the grant date, without a reduction for the restricted nature of the shares. On December 16, 2020, Ms. Kogl was granted time-vested restricted stock in connection with the assumption of additional functional responsibilities, the actual number of shares was set by dividing the value of the equity award grant by $383.45, the closing price of our common stock on the day prior to the grant date, without a reduction for the restricted nature of the shares.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	50

Back to Contents

The following table shows target grant date fair value of long-term equity awarded to each Named Executive Officer in 2020, and how that award was divided among the three types of equity.

Named Executive Officer	Total Value of the Equity Award Grant	Target Shares of Performance- Vested Restricted Stock	Shares of Time-Vested Restricted Stock	Time-Vested SARs
Anders Gustafsson	$8,000,100	13,063	13,063	20,134
William Burns	$1,550,044	2,531	2,531	3,901
Joachim Heel	$1,250,465	2,042	2,042	3,146
Cristen Kogl	$1,075,079	1,592	1,853	2,454
Olivier Leonetti	$1,830,461	2,989	2,989	4,606
Nathan Winters	$379,767	375	831	578

Performance-Vested Restricted Stock

The performance-vested restricted stock awards granted in 2020 will vest on April 30, 2023. These equity awards have a three-year performance period ending on December 31, 2022, and a payout based on two performance metrics:

●

compound average growth (“CAGR”) in net sales (weighted 60%), and

●

adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) margin (weighted 40%).

The adjusted EBITDA margin percentage performance goal encourages executives to focus on long-term profitable sales growth for Zebra’s business while meeting or exceeding a target adjusted EBITDA margin percentage that we believe will create value for our stockholders. This differs from the adjusted EBITDA metric used in the ZIP, which is focused on absolute adjusted EBITDA generated, while this metric is focused on our adjusted EBITDA margin percentage, which looks at how profitable we are in generating EBITDA relative to revenue. The net sales CAGR metric was included to incentivize and reward for growth of Zebra’s revenue consistently over a three-year period. These two metrics are believed to meaningful drivers of the value we create for stockholders.

For each of these metrics, the Compensation Committee set three annual goals (for 2020, 2021 and 2022) and a cumulative three-year goal. The Named Executive Officers may earn shares based on Zebra’s results for each of the three years in the performance period, or based on Zebra’s results as of the end of the performance period, whichever is greater. We believe this approach focuses on the fundamentals our executives control to drive stockholder value and promotes management’s focus on sustained year-over-year performance while also maintaining a longer-term focus on Company growth and performance. In addition, the combination of time horizons promotes employee retention and employee engagement. In the event of an unanticipated business or economic downturn, the annual banking component provides employees with the ability to maintain recognition for years of strong performance and helps sustain employee engagement throughout the aggregate performance period if performance achievements are not consistent.

HOW PERFORMANCE-VESTED RESTRICTED STOCK ACCRUES

Three annual performance targets	OR	Cumulative three-year performance target*
20% of the target number of shares will be “banked” each year if Zebra achieves the applicable annual performance target for net sales CAGR, for a possible total of 60%

60% of the target number of shares will vest if Zebra achieves the performance target for 2022 net sales CAGR over 2019 net sales

●

30% target shares vest for threshold performance (60% target shares for net sales CAGR multiplied by 50% threshold performance)

●

108% target shares vest for maximum performance or better (60% target shares for net sales CAGR multiplied by 180% maximum performance)

●

No shares vest for performance below threshold

13.3% of the target number of shares will be “banked” each year if Zebra achieves the applicable annual adjusted EBITDA margin performance target, for a possible total of 40%

40% of the target number of shares will vest if Zebra achieves the 2022 adjusted EBITDA margin performance target

●

20% target shares vest for threshold performance (40% target shares for adjusted EBITDA margin multiplied by 50% threshold performance)

●

72% target shares vest for maximum performance or better (40% target shares for adjusted EBITDA margin multiplied by 180% maximum performance)

●

No shares vest for performance below threshold

* Performance in 2022 in between the stated performance levels will be interpolated on a straight-line basis.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	51

Back to Contents

The performance targets for 2020, 2021 and 2022 were set based upon management’s net sales CAGR and adjusted EBITDA margin forecasts when preparing the 2020 annual plan. The 2022 cumulative net sales CAGR performance threshold is 1.5% below the 2022 net sales CAGR performance target, and the 2022 cumulative net sales CAGR performance maximum is 1.5% above the performance target. The 2022 adjusted EBITDA margin performance threshold is 1.5% below the 2022 adjusted EBITDA margin performance target, and the 2022 adjusted EBITDA margin performance maximum is 1.0% above the performance target.

The number of shares of performance-vested restricted stock that could vest for each of the Named Executive Officers is shown below.

RANGE OF POTENTIAL VESTING OF 2020 PERFORMANCE-VESTED RESTRICTED STOCK

Named Executive Officers	Fail to Meet Threshold Sales CAGR and Adjusted EBITDA Margin	Attain Threshold Adjusted EBITDA Margin only	Attain Target Sales CAGR and Adjusted EBITDA Margin	Attain Maximum Sales CAGR and Adjusted EBITDA Margin
Anders Gustafsson	0	2,612	13,063	23,513
William Burns	0	506	2,531	4,555
Joachim Heel	0	408	2,042	3,675
Cristen Kogl	0	318	1,592	2,865
Olivier Leonetti	0	597	2,989	5,380
Nathan Winters	0	75	375	675

Time-Vested Restricted Stock

To provide a significant long-term perspective and retention incentive, the Compensation Committee determined that the time-vested restricted stock awards granted in 2020 to all of the Named Executive Officers will vest one-third on each of the first three anniversaries of the grant date.

Time-Vested Stock Appreciation Rights

Consistent with recent annual equity grant award terms, the Compensation Committee determined that the 2020 SAR awards for all of the Named Executive Officers will vest 25% on each of the first four anniversaries of the grant date. The base price of the 2020 SARs is $244.97, the closing price of our common stock on the day prior to the grant date. Once SARs vest, the holder can choose when to exercise them by converting them to cash. Each vested SAR is worth the closing price of Zebra’s stock on the exercise date, minus the base price. When the SARs granted in 2020 vest, the Named Executive Officers may exercise them any time before they expire on April 30, 2027.

How 2020 Compensation for the Named Executive Officers Compares to the Peer Group

For 2020 compensation purposes, WTW presented the Compensation Committee with data regarding compensation for ten executive officer positions. WTW drew this information from 2019 compensation data from our peer group, a general industry survey (conducted by WTW for other purposes) of 700 companies, a high-technology industry survey (conducted by Radford for other purposes) of 134 high-technology companies with annual revenues between $2.1 billion and $8.4 billion, and the WTW Executive Survey (reflecting data from 120 high-technology companies).

WTW compiled compensation data at the 25th percentile, median and 75th percentile levels from each of these data sources, as well as consensus (i.e., average) compensation data, for base salaries, target annual cash incentive awards, target long-term equity awards and total target direct compensation for individual executive officer positions. Using this data, the Compensation Committee confirmed that the 2020 compensation packages for the Named Executive Officers are at an appropriate level in comparison to the market, as shown below, and based on an Executive’s performance. The below does not include the Compensation of Mr. Winters, who served as our Acting Chief Financial Officer, but instead, includes the compensation of Mr. Leonetti, who served as our Chief Financial Officer until he resigned on August 28, 2020.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	52

Back to Contents

Mr. Gustafsson’s Compensation vs. Peer Group Compensation as of November 2019	Other NEO’s Compensation vs. Peer Group Compensation as of November 2019

Restricted Stock that Vested in 2020

Performance-Vested Restricted Stock

On May 11, 2017, Zebra granted the then Named Executive Officers performance-vested restricted stock with a three-year performance period ending December 31, 2019. The 2017 performance-vested restricted stock awards vested on May 11, 2020 at 180% of target. Although share price was not a performance goal under the grants, during the three-year period from the May 11, 2017 grant date until the vesting date on May 11, 2020, the stock price rose from $98.87 per share to $235.26 per share. The threshold performance targets and actual performance targets are set forth below:

	Threshold	Target	Maximum	Actual
2019 Net Sales 3-Year Compound Annual Growth Rate (CAGR)	1.1%	2.6%	4.1%	8.9%
2019 adjusted EBITDA margin	18.0%	19.0%	20.0%	21.6%

Set forth below is the number of shares of performance-vested restricted stock that vested for each Named Executive Officer, including the value of the shares on the vesting date.

Named Executive Officers	Target Number of Shares Granted in 2017	Grant Date Fair Value of Award	Number of Shares Vested	Value of Shares on Date of Vesting
Anders Gustafsson	20,229	$2,000,041	36,412	$8,566,287
William Burns	4,653	$460,042	8,375	$1,970,303
Joachim Heel	3,642	$360,085	6,556	$1,542,365
Cristen Kogl	749	$74,054	1,348	$317,130
Olivier Leonetti	5,058	$500,084	9,104	$2,141,807
Nathan Winters	-	$-	-	$-

Zebra Technologies Corporation ❘ 2021 Proxy Statement	53

Back to Contents

Time-Vested Restricted Stock

On May 11, 2017, Zebra granted the then Named Executive Officers time-vested restricted stock with three-year cliff vesting on May 11, 2020. During the three-year period from May 11, 2017 until May 11, 2020, Zebra’s stock price rose from $98.87 per share to $235.26 per share. On August 9, 2017, Zebra granted Ms. Kogl time-vested restricted stock in connection with a promotion with three-year cliff vesting on August 9, 2020. During the three-year period from August 9, 2017 until August 9, 2020, Zebra’s stock price rose from $106.65 per share to $283.04 per share. On May 10, 2018, Zebra granted the then Named Executives Officers time-vested restricted stock with annual vesting in one-third increments on each anniversary of the grant date in 2019, 2020 and 2021. During the two-year period from May 10, 2018 until May 10, 2020, Zebra’s stock price rose from $149.57 per share to $242.92 per share. On September 1, 2018, Zebra granted Ms. Kogl time-vested restricted stock in connection with her appointment as an executive officer with annual vesting in one-third increments on each anniversary of the grant date in 2019, 2020 and 2021. During the two-year period from September 1, 2018 until September 1, 2020, Zebra’s stock price rose from $171.74 per share to $287.16 per share. On May 2, 2019, Zebra granted the then Named Executives Officers time-vested restricted stock with annual vesting in one-third increments on each anniversary of the grant date in 2020, 2021 and 2022. During the one-year period from May 2, 2019 until May 2, 2020, Zebra’s stock price rose from $205.12 per share to $225.55 per share.

The table below shows the number of shares of time-vested restricted stock earned by each Named Executive Officer in 2020, and the value of those shares on the vesting date.

TIME-VESTED RESTRICTED STOCK

Named Executive Officers	Grant Date Fair Value of Award	Number of Shares Vested	Value of Shares on Date of Vesting
Anders Gustafsson	$3,800,051	30,453	$7,158,010
William Burns	$820,053	6,722	$1,581,460
Joachim Heel	$633,393	5,216	$1,227,327
Cristen Kogl	$255,478	1,847	$453,207
Olivier Leonetti	$900,052	7,370	$1,734,640
Nathan Winters	$87,844	555	$133,309

Stockholders Approve Compensation of Zebra’s Named Executive Officers (Say-on-Pay)

Zebra holds an annual stockholder advisory vote on the compensation of our Named Executive Officers. At our 2020 Annual Meeting, the say-on-pay proposal regarding 2019 compensation was approved by 95.17% of the votes cast. After considering a number of factors, including the approval of the say-on-pay vote, as well as our investors’ feedback regarding our compensation structure and its alignment with our strategy, the Compensation Committee determined that no changes to our compensation philosophy or strategy were immediately required. Our Board, Compensation Committee and Executive Officers regularly consider changes to our total compensation program to ensure it remains aligned with Zebra’s business strategy and stockholder expectations.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	54

Back to Contents

Employee Benefits

Zebra’s employee benefits are designed to align generally with the market median for such programs.

Our Named Executive Officers are eligible to participate in various benefit programs offered generally to Zebra’s U.S. salaried employees, such as our health plans and group disability and life insurance plans. We provide a 401(k) plan to eligible employees with a Company match, as well as a non-qualified deferred compensation plan for highly compensated employees with no Company contributions. We do not provide other long-term compensation plans, supplemental executive retirement plans or a defined benefit pension plan. We do not provide any perquisites.

Zebra provides a supplemental executive disability policy to replace the difference between what the group disability policy provides and the 60% earnings replacement cap under the group policy. Zebra pays for this coverage and reimburses covered executives to the extent they are taxed on this benefit.

Our Executive Officer Employment Agreements

Each Executive Officer has an employment agreement that addresses matters such as compensation and termination of employment and includes non-competition and non-solicitation provisions. These agreements are discussed in more detail under “Executive Compensation – Potential Payments upon Termination of Employment or Change in Control.” We believe that having employment agreements helps us attract effective and high-potential executive officers by providing them a minimum level of total compensation.

The employment agreements provide appropriate assurance for Executives concerned about a potential termination of employment in connection with a change in control. Specifically, we believe the severance amounts reflected under “Executive Compensation – Potential Payments upon Termination of Employment or Change in Control” are fair and reasonable in order to allow the Named Executive Officers to transition from Zebra with minimal disruption to our overall business. Moreover, we believe that, in the event of a change in control, these severance payments will help secure the continued employment and dedication of our Executive Officers, notwithstanding any concern they may have regarding their own employment.

The components of total compensation reflected in the employment agreements are reviewed annually by the Compensation Committee as described in this CD&A. All other provisions of the employment agreements are established when an employee is appointed as an Executive Officer and are reviewed and updated on an as-needed basis.

We believe the non-compete or non-solicitation provisions, where applicable, align with our desire to protect Zebra and our stockholders from negative actions that could be caused by an Executive Officer who joins a competitor or otherwise engages in activities that could result in competitive harm to Zebra or our customers. Zebra’s equity agreements with its Executive Officers are subject to Zebra’s Clawback Policy and contain restrictive covenant provisions that also contain clawback provisions for violation of such covenants.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	55

Back to Contents

Executive Compensation

The following table summarizes the compensation earned during 2020, 2019 and 2018 by our Chief Executive Officer, our former and current Chief Financial Officer, and our three other most highly compensated Executive Officers as of December 31, 2020. We refer to these six Executive Officers as the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option/SAR Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)(5)	Total ($)
Anders Gustafsson Chief Executive Officer	2020	1,093,846	0	6,400,086	1,600,014	781,725	202,056	10,077,727
	2019	1,076,923	0	6,000,170	1,500,033	1,539,164	33,819	10,150,109
	2018	988,462	0	4,800,000	1,200,014	2,473,973	33,643	9,496,092
William Burns Chief Product & Solutions Officer	2020	514,386	0	1,240,038	310,006	249,981	52,980	2,367,391
	2019	495,767	0	1,120,365	280,001	481,278	20,778	2,398,189
	2018	474,196	0	1,040,110	260,002	806,666	18,448	2,599,422
Joachim Heel Chief Revenue Officer	2020	480,909	0	1,000,458	250,007	205,882	49,968	1,987,224
	2019	486,051	0	840,172	210,001	416,138	22,068	1,974,430
	2018	472,414	0	800,200	200,034	709,012	18,891	2,200,551
Cristen Kogl Chief Legal Officer & Corporate Secretary	2020	442,366	0	880,064	195,015	189,786	31,440	1,738,671

Olivier Leonetti Former Chief Financial Officer	2020	403,277	0	1,464,430	366,031	0	14,938	2,248,676
	2019	562,800	0	1,200,362	300,019	610,486	21,225	2,694,892
	2018	541,154	0	1,200,150	300,027	1,029,092	17,636	3,088,059
Nathan Winters Chief Financial Officer	2020	363,875	0	333,834	45,933	83,042	12,848	839,532

(1)

In 2020, due to the anticipated financial effects of the COVID-19 pandemic, Zebra took a proactive step and implemented a temporary pay reduction for our employees. From June 2020 to September 2020, base salary payments were reduced by 30% for the Chief Executive Officer and 20% for all other Named Executive Officers. See 2020 Base Salaries on page 46 for additional information.

(2)

The amounts reflect the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Codification Topic 718, Compensation – Stock Compensation, of restricted stock and stock appreciation rights (“SARs”) granted in 2020, 2019 and 2018. The amounts included in this column include the grant date fair value of time-vested restricted stock and SARs, as well as performance-vested restricted stock, which is calculated based on the probable satisfaction of the performance conditions for such awards. If the highest level of performance is achieved for the performance-vested restricted stock granted in 2020, the grant date fair value of such stock awards would be as follows: Mr. Gustafsson – $5,760,078; Mr. Burns – $1,116,034; Mr. Heel – $900,412; Ms. Kogl – $701,986; Mr. Leonetti – $1,317,988; and Mr. Winters – $165,355. Please see Note 15, “Share-Based Compensation,” of Zebra’s consolidated financial statements included in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of assumptions made in calculating the aggregate grant date fair value of these awards.

(3)

The amounts in this column reflect the annual incentive compensation earned under the 2020 Zebra Incentive Plan.

(4)

All other compensation for 2020 consists of 401(k) matching contributions (Mr. Gustafsson – $11,400; Mr. Burns – $11,400; Mr. Heel – $11,400; Ms. Kogl – $11,400; Mr. Leonetti – $8,126; and Mr. Winters – $11,400); life insurance premiums (Mr. Gustafsson – $1,080; Mr. Burns – $873; Mr. Heel – $817; Ms. Kogl – $751; Mr. Leonetti – $718; and Mr. Winters – $544); a tax gross up in connection with income recognized for long-term disability premiums paid by Zebra (Mr. Gustafsson – $83,982; Mr. Burns – $19,934; Mr. Heel – $18,717; Ms. Kogl - $8,545; Mr. Leonetti – $2,700; and Mr. Winters – $265); and Zebra paid executive long-term disability insurance premiums (Mr. Gustafsson – $105,594; Mr. Burns – $20,773; Mr. Heel – $19,034; Ms. Kogl - $10,744; Mr. Leonetti – $3,394; and Mr. Winters – $639).

(5)

The increase in 2020 in “Other Compensation” is attributed to increases in long-term disability insurance premiums paid by Zebra due to changes in the Company’s underlying coverage.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	56

Back to Contents

Grants of Plan-Based Awards in 2020

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Options Awards, Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anders Gustafsson		683,654	1,367,308	1,367,308
	4/30/20								20,134	244.97	1,600,014
	4/30/20(6)							13,063			3,200,043
	4/30/20				6,531	13,063	23,513				3,200,043
William Burns		218,614	437,228	437,228
	4/30/20								3,901	244.97	310,006
	4/30/20(6)							2,531			620,019
	4/30/20				1,265	2,531	4,555				620,019
Joachim Heel		180,341	360,682	360,682
	4/30/20								3,146	244.97	250,007
	4/30/20(6)							2,042			500,229
	4/30/20				1,021	2,042	3,675				500,229
Cristen Kogl		165,887	331,777	331,777
	4/30/20								2,454	244.97	195,015
	4/30/20(6)							1,592			389,992
	4/30/20				796	1,592	2,865				389,992
	12/16/20(7)							261		383.45	100,080
Olivier Leonetti		191,557	383,113	383,113
	4/30/20								4,606	244.97	366,031
	4/30/20(6)							2,989			732,215
	4/30/20				1,494	2,989	5,380				732,215
Nathan Winters		72,775	145,550	145,550
	4/30/20								578	244.97	45,933
	4/30/20(6)							375			91,864
	4/30/20				187	375	675				91,864
	11/5/20(8)							456		329.18	150,106
(1)

These amounts represent the threshold, target and maximum potential earnings under the 2020 Zebra Incentive Plan. The actual amounts earned in respect of 2020 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Please see 2020 Annual Cash Incentive Awards starting on page 47 for further discussion of the 2020 Zebra Incentive Plan.

(2)

These amounts represent the threshold, target and maximum number of shares of performance-vested restricted stock granted under Zebra’s 2018 Long-Term Incentive Plan on April 30, 2020. These awards are scheduled to vest on April 30, 2023 (having a three-year performance period ending on December 31, 2021). Please see 2020 Long-Term Equity Incentive Awards starting on page 50 for further discussion of Zebra’s long-term equity incentive plan and the Potential Payments upon Termination of Employment or Change in Control starting on page 68 for further discussion of vesting terms upon certain termination events.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	57

Back to Contents

(3)

Represents the number of shares underlying SAR awards granted under Zebra’s 2018 Long-Term Incentive Plan on April 30, 2020. SARs become exercisable in 25% increments on each of the first four anniversaries of the grant date and expire on the seventh anniversary of the grant date. Please see 2020 Long-Term Equity Incentive Awards starting on page 50 for further discussion of Zebra’s long-term equity incentive plan and the Potential Payments upon Termination of Employment or Change in Control starting on page 68 for further discussion of vesting terms upon certain termination events.

(4)

The base price equals the closing market price of our common stock on the date of grant or on the day immediately preceding grant.

(5)

The amounts included in this column were determined in accordance with Financial Accounting Standards Codification Topic 718, Compensation – Stock Compensation and, in the case of performance-vested restricted stock awards, are calculated based on the probable satisfaction of the performance conditions. Please see Note 15, “Share-Based Compensation,” of Zebra’s consolidated financial statements included in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of assumptions made in calculating the aggregate grant date fair value of these awards.

(6)

Represents shares of time-vested restricted stock granted under Zebra’s 2018 Long-Term Incentive Plan on April 30, 2020. These awards vest one-third on each of the first three anniversaries of the grant date. Please see 2020 Long-Term Equity Incentive Awards starting on page 50 for further discussion of Zebra’s long-term equity incentive plan and the Potential Payments upon Termination of Employment or Change in Control starting on page 68 for further discussion of vesting terms upon certain termination events.

(7)

Represents shares of time-vested restricted stock granted under Zebra’s 2018 Long-Term Incentive Plan on December 16, 2020. This award vests one-third on each of the first three anniversaries of the grant date. Please see 2020 Long-Term Equity Incentive Awards starting on page 50 for further discussion of Zebra’s long-term equity incentive plan and the Potential Payments upon Termination of Employment or Change in Control starting on page 68 for further discussion of vesting terms upon certain termination events.

(8)

Represents shares of time-vested restricted stock granted under Zebra’s 2018 Long-Term Incentive Plan on November 5, 2020. This award vests one-third on each of the first three anniversaries of the grant date. Please see 2020 Long-Term Equity Incentive Awards starting on page 50 for further discussion of Zebra’s long-term equity incentive plan and the Potential Payments upon Termination of Employment or Change in Control starting on page 68 for further discussion of vesting terms upon certain termination events.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	58

Back to Contents

Outstanding Equity Awards at 2020 Fiscal Year-End

Name	Option/SAR Awards					Stock Awards
	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Anders Gustafsson(2)
5/3/2013	21,201	0		46.07	5/3/2023
5/8/2014	19,493	0		74.72	5/8/2024
5/15/2015	21,191	0		108.20	5/15/2025
5/12/2016	42,256	0		51.42	5/12/2026
5/11/2017	25,135	8,379		98.87	5/11/2024
5/10/2018	12,606	12,608		149.57	5/10/2025
5/10/2018(3)						5,349	2,055,781
5/10/2018(4)								28,882	11,100,219
5/2/2019	5,844	17,535		205.12	5/2/2026
5/2/2019(3)						9,751	3,747,601
5/2/2019(5)								21,061	8,094,374
4/30/2020	0	20,134		244.97	4/30/2027
4/30/2020(3)						13,063	5,020,502
4/30/2020(6)								13,063	5,020,502
William Burns(7)
5/11/2017	5,781	1,928		98.87	5/11/2024
5/10/2018	2,731	2,732		149.57	5/10/2025
5/10/2018(3)						1,159	445,438
5/10/2018(4)								6,258	2,405,137
5/2/2019	1,091	3,273		205.12	5/2/2026
5/2/2019(3)						1,821	699,865
5/2/2019(5)								3,932	1,511,186
4/30/2020	0	3,901		244.97	4/30/2027
4/30/2020(3)						2,531	972,739
4/30/2020(6)								2,531	972,739

Zebra Technologies Corporation ❘ 2021 Proxy Statement	59

Back to Contents

Name	Option/SAR Awards					Stock Awards
	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Joachim Heel(8)
9/15/2014	8,572	0		73.50	9/15/2024
5/15/2015	4,526	0		108.20	5/15/2025
5/12/2016	8,854	0		51.42	5/12/2026
5/11/2017	4,524	1,509		98.87	5/11/2024
5/10/2018	2,101	2,102		149.57	5/10/2025
5/10/2018(3)						892	342,822
5/10/2018(4)								4,815	1,850,549
5/2/2019	818	2,455		205.12	5/2/2026
5/2/2019(3)						1,366	524,995
5/2/2019(5)								2,949	1,133,389
4/30/2020	0	3,146		244.97	4/30/2027
4/30/2020(3)						2,042	784,802
4/30/2020(6)								2,042	784,802
Cristen Kogl(9)
3/19/2015	418	0		85.82	3/19/2025
5/15/2015	753	0		108.2	5/15/2025
5/12/2016	1,007	0		51.42	5/12/2026
5/11/2017	620	310		98.87	5/11/2024
8/9/2017	479	240		103.84	8/09/2024
5/10/2018	430	432		149.57	5/10/2025
9/1/2018	366	366		171.74	9/01/2025
5/10/2018(3)						183	70,332
5/10/2018(4)								988	379,718
9/1/2018(3)						156	59,955
9/1/2018(11)								838	322,069
5/2/2019	565	1,695		205.12	5/2/2026
5/2/2019(3)						943	362,423
5/2/2019(5)								2,036	782,496
4/30/2020	0	2,454		244.97	4/30/2027
4/30/2020(3)						1,592	611,853
4/30/2020(6)								1,592	611,853
12/16/20(3)						261	100,310

Zebra Technologies Corporation ❘ 2021 Proxy Statement	60

Back to Contents

Name	Option/SAR Awards					Stock Awards
	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Nathan Winters(10)
5/10/2018	0	1,104		149.57	5/10/2025
5/10/2018(3)						469	180,251
5/10/2018(4)								2,529	971,971
5/2/2019	0	315		205.12	5/2/2026
5/2/2019(3)						176	67,642
5/2/2019(5)								378	145,277
4/30/2020	0	578		244.97	4/30/2027
4/30/2020(3)						375	144,124
4/30/2020(6)								375	144,124
11/05/2020(3)						456	175,254
(1)

The market value is based on the $384.33 closing price of our common stock on The NASDAQ Stock Market on December 31, 2020.

(2)

The SAR granted on May 11, 2017 will vest with respect to 8,379 rights on May 11, 2021; the SAR granted on May 10, 2018 will vest with respect to 6,304 rights on each of May 10, 2021 and 2022; the SAR granted on May 2, 2019 will vest with respect to 5,845 rights on each of May 2, 2021, 2022 and 2023; and the SAR granted on April 30, 2020 will vest with respect to 5,033 rights on each of April 30, 2021 and 2022 and with respect to 5,034 rights on each of April 30, 2023 and 2024.

(3)

These restricted stock awards vest pro rata over three years after the grant date.

(4)

Represents the number of restricted shares that would vest on May 10, 2021, based upon achievement of a threshold target CAGR of 2020 net sales over 2017 net sales and a threshold target of 2020 adjusted EBITDA margin. The maximum number of restricted shares that may vest based upon the achievement of a maximum target level of net sales CAGR and a maximum target level of 2020 adjusted EBITDA margin is as follows Mr. Gustafsson – 28,882 shares; Mr. Burns – 6,258 shares; Mr. Heel – 4,815 shares; Ms. Kogl – 988 shares; and Mr. Winters – 2,529 shares. See Grants of Plan-Based Awards in 2020 table and footnote 2 to that table for a more detailed description of these awards.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	61

Back to Contents

(5)

Represents the number of restricted shares that would vest on May 2, 2022, based upon achievement of a threshold target CAGR of 2021 net sales over 2018 net sales and a threshold target of 2021 adjusted EBITDA margin. The maximum number of restricted shares that may vest based upon the achievement of a maximum target level of net sales CAGR and a maximum target level of 2021 adjusted EBITDA margin is as follows: Mr. Gustafsson – 21,061 shares; Mr. Burns – 3,932 shares; Mr. Heel – 2,949 shares; Ms. Kogl – 2,036 shares; and Mr. Winters – 378 shares. See Grants of Plan-Based Awards in 2020 table and footnote 2 to that table for a more detailed description of these awards.

(6)

Represents the number of restricted shares that would vest on April 30, 2023, based upon achievement of a threshold target CAGR of 2022 net sales over 2019 net sales and a threshold target of 2022 adjusted EBITDA margin. The maximum number of restricted shares that may vest based upon the achievement of a maximum target level of net sales CAGR and a maximum target level of 2022 adjusted EBITDA margin is as follows: Mr. Gustafsson – 13,063 shares; Mr. Burns – 2,531 shares; Mr. Heel – 2,042 shares; Ms. Kogl – 1,592 shares; and Mr. Winters – 375 shares. See “Grants of Plan-Based Awards in 2020” table and footnote 2 to that table for a more detailed description of these awards.

(7)

The SAR granted on May 11, 2017 will vest with respect to 1,928 rights on May 11, 2021; the SAR granted on May 10, 2018 will vest with respect to 1,366 rights on each of May 10, 2021 and 2022; the SAR granted on May 2, 2019 will vest with respect to 1,091 rights on each of May 2, 2021, 2022 and 2023; and the SAR granted on April 30, 2020 will vest with respect to 975 rights on each of April 30, 2021, 2022 and 2023 and with respect to 976 rights on April 30, 2024

(8)

The SAR granted on May 11, 2017 will vest with respect to 1,509 rights on May 11, 2021; the SAR granted on May 10, 2018 will vest with respect to 1,051 rights on each of May 10, 2021 and 2022; the SAR granted on May 2, 2019 will vest with respect to 818 rights on each of May 2, 2021 and 2022 and with respect to 819 rights on May 2, 2023; and the SAR granted on April 30, 2020 will vest with respect to 786 rights on each of April 30, 2021 and 2022 and with respect to 787 rights on each of April 30, 2023 and 2024.

(9)

The SAR granted on May 11, 2017 will vest with respect to 310 rights on May 11, 2021; the SAR granted on August 9, 2017 will vest with respect to 240 rights on August 9, 2021; the SAR granted on May 10, 2018 will vest with respect to 216 rights on each of May 10, 2021 and 2022; the SAR granted on September 1, 2018 will vest with respect to 183 rights on each of September 1, 2021 and 2022; the SAR granted on May 2, 2019 will vest with respect to 565 rights on each of May 2, 2021, 2022 and 2023; and the SAR granted on April 30, 2020 will vest with respect to 613 rights on each of April 30, 2021 and 2022 and with respect to 614 rights on each of April 30, 2023 and 2024

(10)

The SAR granted on May 10, 2018 will vest with respect to 552 rights on each of May 10, 2021 and 2022; the SAR granted on May 2, 2019 will vest with respect to 105 rights on each of May 2, 2021, 2022 and 2023; and the SAR granted on April 30, 2020 will vest with respect to 144 rights on each of April 30, 2021 and 2022 and with respect to 145 rights on each of April 30, 2023 and 2024.

(11)

Represents the number of restricted shares that would vest on September 1, 2021, based upon achievement of a threshold target CAGR of 2020 net sales over 2017 net sales and a threshold target of 2020 adjusted EBITDA margin. The maximum number of restricted shares that may vest based upon the achievement of a maximum target level of net sales CAGR and a maximum target level of 2020 adjusted EBITDA margin for Ms. Kogl 838 shares. See Grants of Plan-Based Awards in 2020 table and footnote 2 to that table for a more detailed description of these awards.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	62

Back to Contents

Options and Stock Appreciation Rights Exercised and Stock Vested in 2020

The table below sets forth information with respect to stock options and SARs exercised by the Named Executive Officers during 2020 and awards of restricted stock that vested in 2020.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anders Gustafsson	57,289	14,617,530	66,865	15,724,297
William Burns	6,836	1,583,975	15,097	3,551,763
Joachim Heel	0	0	11,772	2,769,692
Cristen Kogl	0	0	3,195	770,337
Olivier Leonetti	3,671	448,904	16,474	3,876,447
Nathan Winters	656	58,201	555	133,309
(1) Value calculated as the difference between the market price of the underlying securities on the date of exercise and the exercise or base price of the exercised stock options or SARs.

Non-Qualified Deferred Compensation

Pursuant to Zebra’s non-qualified deferred compensation plan, a Named Executive Officer may defer, on a pre-tax basis, up to 50% of his or her base salary and annual incentive award. Deferred compensation balances are credited with gains or losses that mirror the performance of benchmark investment funds selected by the participant under the plan. All credited amounts are unfunded general obligations of Zebra, and participants have no greater rights to payment than any unsecured general creditor of Zebra.

The value of a participant’s account changes is based upon the performance of a participant’s selected benchmark investment funds. Account balances are paid either in a lump sum or in annual installments. Zebra’s non-qualified deferred compensation plan permits payment upon, among other things, a termination of employment or a change in control of Zebra. Zebra does not make contributions to the plan but pays the costs of administration.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	63

Back to Contents

The table below shows the funds available under Zebra’s non-qualified deferred compensation plan and the 2020 rates of return.

Fund Name	2020 Rate of Return (%)
American Funds New Perspective Fund Class R-6 (RNPGX)	33.81%
American Funds EuroPacific Growth Fund Class R-6 (RERGX)	25.27
Vanguard Extended Market Index Fund Institutional Shares (VIEIX)	32.23
Vanguard Federal Money Market Fund (VMFXX)	0.45
Vanguard FTSE Social Index Fund (VFTAX)	22.67
Vanguard Institutional Index Fund Institutional Plus Shares (VIIIX)	18.41
Vanguard Institutional Target Retirement 2015 Fund (VITVX)	10.42
Vanguard Institutional Target Retirement 2020 Fund (VITWX)	12.09
Vanguard Institutional Target Retirement 2025 Fund (VRIVX)	13.34
Vanguard Institutional Target Retirement 2030 Fund (VTTWX)	14.10
Vanguard Institutional Target Retirement 2035 Fund (VITFX)	14.80
Vanguard Institutional Target Retirement 2040 Fund (VIRSX)	15.44
Vanguard Institutional Target Retirement 2045 Fund (VITLX)	16.17
Vanguard Institutional Target Retirement 2050 Fund (VTRLX)	16.33
Vanguard Institutional Target Retirement 2055 Fund (VIVLX)	16.36
Vanguard Institutional Target Retirement 2060 Fund (VILVX)	16.40
Vanguard Institutional Target Retirement 2065 Fund (VSXFX)	16.18
Vanguard Institutional Target Retirement Income Fund (VITRX)	10.18
Retire Savings Trust III	2.21
PIMCO Inflation Response Multi-Asset Fund Instl (PIRMX)	9.36
PIMCO Total Return Instl (PTTRX)	8.88
Royce Opportunity Fund Institutional Class (ROFIX)	26.72
T. Rowe Price International Discovery (PRIDX)	38.73
T. Rowe Price Small-Cap Stock (OTCFX)	25.05
Vanguard Total International Stock Index Fund Institutional Shares (VTSNX)	11.28
Vanguard Total Bond Market Index Fund Institutional Shares (VBTIX)	7.74
T. Rowe Price Institutional Large Cap Growth Fund (TRLGX)	39.56

Zebra Technologies Corporation ❘ 2021 Proxy Statement	64

Back to Contents

Non-Qualified Deferred Compensation for 2020

The table below sets forth information regarding the Named Executive Officers’ participation in the Zebra’s non-qualified deferred compensation plan in 2020.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Anders Gustafsson	0	0	0	0	0
William Burns	49,784	0	86,668	0	378,372
Joachim Heel	83,228	0	151,434	0	698,831
Cristen Kogl	0	0	3,526	0	28,530
Olivier Leonetti	0	0	0	0	0
Nathan Winters	0	0	0	0	0
(1)

The amount(s) reported in this column are included in the Summary Compensation Table under the “Salary” and “Non-Equity Incentive Plan Compensation” columns.

(2)

The amount(s) reported in this column are not included in the Summary Compensation Table.

Potential Payments upon Termination of Employment or Change in Control

General

Our Named Executive Officers’ employment agreements, equity award agreements and Zebra’s compensation and benefit plans provide for compensation payments and benefits upon certain termination triggering events. The information below describes those instances in which our Named Executive Officers would be entitled to payments following a termination of employment and/or upon a change in control of Zebra. Since Mr. Winters was serving as the Acting Chief Financial Officer effective August 28, 2020, Mr. Gustafsson did not make recommendations regarding his compensation and the Compensation Committee did not approve his base salary or equity awards for 2020 or years prior.

Employment Agreements

Zebra has employment agreements with each of the Named Executive Officers. Mr. Gustafsson’s employment agreement is substantially the same as the agreements of Ms. Kogl and Messrs. Burns, Heel and Winters except where described below.

Zebra’s Annual Incentive Plan and Equity Award Agreements

Named Executive Officers are eligible to earn annual incentive awards under Zebra’s annual incentive plan, and are eligible to earn time-vested stock appreciation rights (“SAR”) awards, time-vested restricted stock awards and performance-vested restricted stock awards under their equity award agreements. Eligibility to receive incentive-based compensation is determined in the sole discretion of the Compensation Committee for Ms. Kogl and Messrs. Burns, Heel and Winters, and the Board for Mr. Gustafsson. Mr. Gustafsson’s equity award agreements are substantially the same as the agreements of Ms. Kogl and Messrs. Burns, Heel and Winters, except where described below. All Named Executive Officers participated in the 2020 Zebra Incentive Plan.

Under Zebra’s annual incentive plan and equity award agreements, each Officer is bound by non-competition and non-solicitation provisions until two years (annual incentive plan) or one year (equity award agreements) following termination. Each Officer has agreed to confidentiality covenants during and after employment. Pursuant to our Clawback Policy, which applies to all Section 16 Officers, the Company may recoup cash-based incentive compensation under Zebra’s annual incentive plan or equity-based incentive compensation awards where: (i) the Company is required to prepare an accounting restatement resulting from Executive misconduct, or (ii) an Executive’s misconduct results, or could result, in termination for Cause, including a willful violation of any material obligation under an employment, confidentiality, non-solicitation, non-competition or any similar type agreement.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	65

Back to Contents

Payments Upon Retirement or Voluntary Resignation

Under Zebra’s annual incentive plan, a participant may be paid any earned incentive award amount in the event of termination by reason of retirement, but not voluntary resignation. Mr. Gustafsson was eligible for retirement under the 2020 Zebra Incentive Plan.

Although none of the Named Executive Officers were age 65 as of December 31, 2020, their time vested SAR awards, time-vested restricted stock awards and performance-vested restricted stock awards granted in 2018 and 2019 provide for pro rata vesting for a termination of employment by reason of retirement on or after age 65, or prior to age 65 with the approval of the Officer responsible for human resources, or with the approval of the Board for Mr. Gustafsson. Mr. Gustafsson meets the “Rule of 65” as it applies to stock awards granted in 2020. Time-vested SAR awards, time-vested restricted stock awards and performance-vested restricted stock awards granted in 2020 provide for pro rata vesting for a termination of employment by reason of retirement meeting the Rule of 65, which means the sum of the Officer’s age (in years) and years of continuous service with the Company (including its predecessors) equals or exceeds 65, provided that the Officer must meet both a minimum age of 55 and a minimum of five years of continuous service. The performance-vested restricted stock awards would vest pro rata in accordance with the performance goals.

Payments Upon Death or Disability

Under Zebra’s annual incentive plan, participants are entitled to any earned incentive award amount in the event of termination of employment by reason of death or disability.

Ms. Kogl and Messrs. Burns, Heel and Winters

Ms. Kogl and Messrs. Burns’, Heel’s and Winters’ SAR awards and time-vested restricted stock awards accelerate vesting in full in the event of termination of employment by reason of death or disability. The target number of shares accelerates for Ms. Kogl and Messrs. Burns’, Heel’s and Winters’ performance-vested restricted stock awards.

Mr. Gustafsson

Mr. Gustafsson’s 2017 time-vested SAR awards vest pro rata based on the number of days from the grant date through and including the date of termination of employment. Mr. Gustafsson’s 2018, 2019 and 2020 time-vested SAR awards and time-vested restricted stock awards accelerate vesting in full in the event of termination of employment by reason of death or disability. Mr. Gustafsson’s 2018, 2019 and 2020 performance-vested restricted stock awards vest in full at target.

Payments Upon Involuntary Termination Without Cause or by Officer for Good Reason

Under our Named Executive Officers’ employment agreements, “Cause” includes the commission, indictment or conviction of a felony or misdemeanor involving fraud or dishonesty; a material breach of the employment agreement; willful or intentional misconduct, gross negligence, or dishonest, fraudulent or unethical behavior; failure to materially comply with a direction of the Board; or breach of fiduciary duty to Zebra. “Good Reason” includes a demotion to a lesser position or assignment of duties materially inconsistent with the Named Executive Officer’s position, status or responsibilities; a material breach by Zebra of the employment agreement; or a decrease in base salary (unless applied proportionally).

Under our Named Executive Officers’ award agreements, the time-vested SAR awards granted in 2018, 2019 and 2020 to all Executives, and Mr. Gustafsson’s 2017, 2018, 2019 and 2020 time-vested SAR awards, vest pro rata based on the number of days from the grant date through and including the date of termination of employment. The time-vested restricted stock awards granted in 2018, 2019 and 2020 to all Named Executive Officers vest pro rata based on the number of days from the grant date through and including the date of termination of employment. In addition, performance-vested restricted stock awards granted in 2018, 2019 and 2020 to Named Executive Officers accelerate vesting in accordance with the performance-based vesting goals on a pro rata basis.

The Named Executive Officers’ employment agreements are summarized below.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	66

Back to Contents

Ms. Kogl and Messrs. Burns, Heel and Winters

If Ms. Kogl and Messrs. Burns, Heel or Winters terminates his or her employment for Good Reason, or Zebra terminates his or her employment without Cause and under circumstances other than death or disability, he or she will be entitled to (i) a severance payment equal to one-year continuation of base salary; (ii) a pro rata portion of his or her annual incentive for the year in which his or her employment terminates, if the incentive otherwise would have been earned; (iii) any unpaid previously earned annual incentive; (iv) a severance payment equal to 100% of the Executive’s target annual incentive for the year in which employment terminates; (v) outplacement services not to exceed $32,000; and (vi) the continuation of coverage under Zebra’s medical and dental insurance plans, with Zebra contributing to the cost of such coverage at the same rate Zebra pays for health insurance coverage for its active employees under its group health plan, until the earlier of (a) one year after the date of termination, or (b) the Executive becoming eligible for coverage under another group health plan that does not impose preexisting condition limitations.

Mr. Gustafsson

Mr. Gustafsson’s employment agreement also provides (i) that any decrease in Mr. Gustafsson’s starting date salary permits him to terminate his employment for Good Reason, and (ii) if Mr. Gustafsson terminates employment for Good Reason, or Zebra terminates his employment without Cause and under circumstances other than death or disability, he will not receive outplacement services, the unvested portion of non-performance-based equity awards will vest immediately (unless otherwise expressly set forth in an award agreement, such as Mr. Gustafsson’s time-vested SAR and restricted stock award agreements), the continuation of his salary will be for a period of two years, and, unless it is otherwise terminated, the continuation of healthcare coverage will be for a period of two years. Mr. Gustafsson’s employment agreement provides for a minimum base salary of $700,000, which was his starting date salary, a target annual incentive equal to 100% of salary and a maximum annual incentive equal to 200% of salary.

Payments Upon Involuntary Termination Without Cause or by Officer for Good Reason Concurrently with a Change in Control

Under our Executive Officers’ employment agreements, a “change in control” includes (i) an acquisition by a person or group of 35% or more of Zebra’s common stock; (ii) a change in a majority of the Board within a 24-month period; (iii) the approval by our stockholders of a complete liquidation or dissolution of Zebra; or (iv) the consummation of a reorganization, merger or consolidation of Zebra or sale or other disposition of all or substantially all of the assets of Zebra.

Ms. Kogl and Messrs. Burns Heel and Winters

If the Executive Officer terminates employment for Good Reason, or Zebra terminates the Officer’s employment without Cause, and the termination occurs within 120 days immediately preceding or one year following a “change in control,” then the Executive will be entitled to all compensation and benefits set forth in the Involuntary Termination Without Cause or by Executive for Good Reason column in the tables under Potential Payments upon Termination of Employment or Change in Control, except that Ms. Kogl and Messrs. Burns, Heel and Winters will receive a payment equal to two times his or her base salary in lieu of one-year salary continuation, plus two times his or her target annual incentive in lieu of one times, which payment would be payable within 60 days following the later of the change in control or termination of employment.

We have eliminated excise tax gross-ups for all Executives entering into employment agreements after January 1, 2011, and other than Mr. Gustafsson, none of our current Officers will have agreements with an excise tax-gross up clause. For Ms. Kogl and Messrs. Burns, Heel and Winters, who are not entitled to a gross-up payment, after a change in control and upon termination of their employment, if the parachute payments would exceed the 3X threshold, then the payments will be cut back to an amount that is one dollar less than the threshold. However, this cut back would not be made if Ms. Kogl and Messrs. Burns, Heel and Winters, as applicable, would have more “after excise tax” dollars if he or she paid the excise tax.

Mr. Gustafsson

Mr. Gustafsson’s employment agreement also provides that he will be entitled to all compensation and benefits set forth in the Involuntary Termination Without Cause or by Executive for Good Reason column in the tables under Potential Payments upon Termination of Employment or Change in Control, except that he will receive two times his target annual incentive in lieu of one times, which payment would be payable within 60 days following the later of the change in control or termination of employment. If payments or benefits exceed the threshold under Section 4999 of the Internal Revenue Code and an excise tax becomes due, Mr. Gustafsson would be entitled to a gross-up payment such that, after payment by him of all applicable taxes and excise taxes, he retains an amount equal to the amount he would have retained had no excise tax been imposed; provided, that if the threshold under Section 4999 is exceeded by 10% or less, the total payments he would be entitled to would be reduced so that no excise tax would be due.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	67

Back to Contents

Potential Payments upon Termination of Employment or Change in Control

Described below are the potential payments and benefits to which the Named Executive Officers would be entitled from Zebra under their employment agreements, equity award agreements and Zebra’s compensation and benefit plans upon termination of employment if such termination had occurred as of December 31, 2020. Amounts actually received would vary based on factors such as the date on which a Named Executive Officer’s employment terminates and the price of our common stock on such date. The tables exclude payments and benefits that are generally available to full-time salaried employees, such as accrued salary and vacation pay.

The Named Executive Officers are not entitled to any payments or benefits as a result of a termination of employment for Cause.

ANDERS GUSTAFSSON
Executive’s Compensation and Benefits upon Termination	Retirement or Voluntary Resignation ($)	Death or Disability ($)	Involuntary Termination Without Cause or by Executive for Good Reason ($)	Involuntary Termination Without Cause or by Executive for Good Reason with a Change in Control(1) ($)
Compensation
Salary Severance	0	0	2,400,000	2,400,000
Incentive Severance(2)	0	0	1,500,000	3,000,000
Earned Incentive	781,725	781,725	781,725	781,725
Accelerated SARs(3)	476,890	10,438,812	3,667,143	11,300,045
Accelerated Restricted Stock(4)	2,246,025	35,038,982	19,100,432	35,038,982
Benefits
Healthcare and Dental Coverage	–	–	24,983	24,983
Outplacement Services	–	–	0	0
Excise Tax Gross Up (Cutback)(5)	–	–	–	–
TOTAL(6)	3,504,640	46,259,519	27,474,283	52,545,735
WILLIAM BURNS
Executive’s Compensation and Benefits upon Termination	Retirement or Voluntary Resignation ($)	Death or Disability ($)	Involuntary Termination Without Cause or by Executive for Good Reason ($)	Involuntary Termination Without Cause or by Executive for Good Reason with a Change in Control(1) ($)
Compensation
Salary Severance	0	0	551,403	1,102,806
Incentive Severance(2)	0	0	468,693	937,385
Earned Incentive	0	249,981	249,981	249,981
Accelerated SARs(3)	0	2,321,929	430,371	2,321,929
Accelerated Restricted Stock(4)	0	7,007,105	3,914,017	7,007,105
Benefits
Healthcare and Dental Coverage	–	–	17,930	17,930
Outplacement Services	–	–	32,000	32,000
Excise Tax Gross Up (Cutback)(5)	–	–	–	–
TOTAL(6)	0	9,579,015	5,664,395	11,669,136

Zebra Technologies Corporation ❘ 2021 Proxy Statement	68

Back to Contents

JOACHIM HEEL
Executive’s Compensation and Benefits upon Termination	Retirement or Voluntary Resignation ($)	Death or Disability ($)	Involuntary Termination Without Cause or by Executive for Good Reason ($)	Involuntary Termination Without Cause or by Executive for Good Reason with a Change in Control(1) ($)
Compensation
Salary Severance	0	0	508,914	1,017,828
Incentive Severance(2)	0	0	381,686	763,371
Earned Incentive	0	205,882	205,882	205,882
Accelerated SARs(3)	0	1,802,612	331,818	1,802,612
Accelerated Restricted Stock(4)	0	5,421,359	3,005,461	5,421,359
Benefits
Healthcare and Dental Coverage	–	–	17,930	17,930
Outplacement Services	–	–	32,000	32,000
Excise Tax Gross Up (Cutback)(5)	–	–	–	–
TOTAL(6)	0	7,429,853	4,483,691	9,260,982
CRISTEN KOGL
Executive’s Compensation and Benefits upon Termination	Retirement or Voluntary Resignation ($)	Death or Disability ($)	Involuntary Termination Without Cause or by Executive for Good Reason ($)	Involuntary Termination Without Cause or by Executive for Good Reason with a Change in Control(1) ($)
Compensation
Salary Severance	0	0	476,112	952,224
Incentive Severance(2)	0	0	357,084	714,168
Earned Incentive	0	189,786	189,786	189,786
Accelerated SARs(3)	0	980,785	171,657	980,785
Accelerated Restricted Stock(4)	0	3,301,010	1,478,902	3,301,010
Benefits
Healthcare and Dental Coverage	–	–	17,930	17,930
Outplacement Services	–	–	32,000	32,000
Excise Tax Gross Up (Cutback)(5)	–	–	–	–
TOTAL(6)	0	4,471,581	2,723,471	6,187,903

Zebra Technologies Corporation ❘ 2021 Proxy Statement	69

Back to Contents

NATHAN WINTERS(7)
Executive’s Compensation and Benefits upon Termination	Retirement or Voluntary Resignation ($)	Death or Disability ($)	Involuntary Termination Without Cause or by Executive for Good Reason ($)	Involuntary Termination Without Cause or by Executive for Good Reason with a Change in Control(1) ($)
Compensation
Salary Severance	0	–	181,910	181,910
Incentive Severance(2)	0	–	–	–
Earned Incentive	0	83,042	83,042	83,042
Accelerated SARs(3)	0	396,176	109,251	396,176
Accelerated Restricted Stock(4)	0	1,828,642	1,148,378	1,828,642
Benefits
Healthcare and Dental Coverage	–	–	10,721	10,721
Outplacement Services	–	–	–	–
Excise Tax Gross Up (Cutback)(5)	–	–	–	–
TOTAL(6)	0	2,307,860	1,533,302	2,500,491

(1)

Under the 2015 Long-Term Incentive Plan and the 2018 Long-Term Incentive Plan (collectively the “LTIPs”), if pursuant to a change in control of Zebra effective December 31, 2020 stockholders receive consideration consisting solely of publicly traded common stock and outstanding equity awards are assumed, or provision is made for the continuation of these awards after the change in control, then such awards will continue in accordance with their terms. These awards, however, also provide that if the participant’s employment is terminated by the participant for Good Reason or by Zebra without Cause after the change in control, then vesting of the awards will accelerate. Because Securities and Exchange Commission rules require that we assume a termination of employment occurs concurrently with a change in control, the amounts set forth in the table include equity awards that under the LTIPs contain “double trigger” acceleration provisions.

(2)

The amounts assume termination of employment at year end and are based on actual performance.

(3)

The amounts reflect the difference between the exercise price of each SAR and the $384.33 closing price of our common stock on The NASDAQ Stock Market on December 31, 2020.

(4)

The amounts reflect the $384.33 closing price of our common stock on The NASDAQ Stock Market on December 31, 2020 for both the performance-vested restricted stock and time-vested restricted stock. Because no portion of the performance periods ending December 31, 2021 or December 31, 2022 have been completed as of December 31, 2020, the 2020 performance-vested restricted stock awards granted to Executives are reflected in the table on a pro-rata basis at target performance.

(5)

Represents estimated tax gross ups or estimated cutbacks on severance, accelerated options, SARs and restricted stock and healthcare and dental benefits.

(6)

Excludes the amount of previously earned and fully vested deferred compensation under Zebra’s deferred compensation plans that would become immediately payable. See “Non-Qualified Deferred Compensation” above for additional information.

(7)

Amounts do not reflect the provisions in Mr. Winters’ employment agreement signed on January 11, 2021. In addition, since Mr. Winters’ was subject to the Company’s Severance Policy as of December 31, 2020, he was entitled to a severance salary and healthcare and dental coverage under the Severance Policy. All employees without an employment agreement are subject to the Company’s Severance Policy. As of January 11, 2021, Mr. Winters was no longer subject to the Severance Policy.

Post-Resignation Payment for Mr. Leonetti

In connection with his voluntary resignation on August 28, 2020, Mr. Leonetti was not entitled to any severance compensation, award acceleration or any other benefits, including healthcare coverage or outplacement services. In accordance with the terms of his outstanding equity awards, Mr. Leonetti’s unvested SARs, time-vested restricted stock awards and performance-vested restricted stock awards were canceled. Further, Mr. Leonetti had until the earlier of 30 days from the date of his voluntary resignation and the expiration date of the SARs to exercise all vested but unexercised SARs.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	70

Back to Contents

CEO Pay Ratio

Identification of Median Employee

To identify the median employee, we used a valid statistical sampling method. We selected a median pool of employees from the overall population, including the identified median employee.

We compiled a list of all full-time, part-time, temporary and seasonal employees who were employed on November 1, 2020, including employees working inside and outside the United States, but excluding Mr. Gustafsson, who served as Chief Executive Officer (“CEO”) for all of 2020. As permitted according to the Securities and Exchange Commission’s guidance, we determined the median pool of employees based on a consistently applied compensation measure, which was target total cash compensation. We define target total cash compensation as base wages and annual incentives at target payable in cash during 2020.

On November 1, 2020 Zebra had 8,431 employees worldwide. Under the five percent de minimis exception established by the Securities and Exchange Commission, the countries and applicable number of employees that were excluded are as follows:

Country Name	Headcount	Country Name	Headcount
Argentina	16	New Zealand	3
Austria	12	Norway	3
Belgium	9	Philippines	5
Denmark	5	Portugal	5
Finland	3	Romania	6
France	85	Saudi Arabia	8
Germany	95	Serbia	5
Greece	2	Spain	35
Hong Kong	4	Sweden	19
Hungary	5	Switzerland	4
Indonesia	8	Thailand	12
Israel	6	United Arab Emirates	14
Italy	30	Vietnam	20

From the remaining 8,012 employees, we determined the median individual based on estimated target total cash compensation and selected a medianable pool of 3,206 employees (forty percent (40%)) of our total employee population). We excluded from our employee population data described above 597 employees who joined Zebra on September 1, 2020 as part of its acquisition of Reflexis Systems, Inc.

We then obtained actual total cash compensation recorded during 2020 via payroll data for the pool of medianable employees. We identified the median employee by referencing the actual payroll data and calculated such employee’s annual total compensation using the same methodology that we use to determine the annual total compensation for the CEO, as reported above in the Summary Compensation Table.

CEO Pay Ratio Calculation

For 2020,

●

the total annual compensation of the employee identified at the median of all of our employees, other than Mr. Gustafsson, our CEO, was $64,887; and

●

Mr. Gustafsson’s annual total compensation, as reported in the Summary Compensation Table, was $10,077,727.

●

Based on this information, the ratio of the annual total compensation of Mr. Gustafsson to the median of the annual total compensation of all employees was estimated to be 155 to 1.

Our methodology may differ materially from the methodology used by other companies to prepare their CEO pay ratios, which may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry or peer group.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	71

Back to Contents

Equity Compensation Plan Information

The following table provides information related to Zebra’s equity compensation plans as of December 31, 2020.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by	672,548	(1)	$106.76	4,819,326	(2)
Security Holders
Equity Compensation Plans Not Approved by	0		0	0
Security Holders
TOTAL	672,548		$106.76	4,819,326
(1)

Reflects shares of Zebra common stock issuable pursuant to outstanding options and stock appreciation rights (“SARs”) under the 2011 Long-Term Incentive Plan, 2015 Long-Term Incentive Plan, 2016 Stock Incentive Plan of Reflexis Systems, Inc. and 2018 Long-Term Incentive Plan (“2018 LTIP”).

(2)

Reflects the number of shares available under the 2018 LTIP (3,339,322 shares) and 2020 Employee Stock Purchase Plan (1,480,004 shares). All of the shares under the 2018 LTIP are available for any award made under the 2018 LTIP, including options, SARs, restricted stock, restricted stock units, performance shares or performance units.

Compensation Committee Interlocks and Insider Participation

During 2020, the Compensation Committee was comprised of Richard L. Keyser (Chair), Chirantan “CJ” Desai, Janice M. Roberts and Michael A. Smith. Only independent directors served on the Compensation Committee during 2020. None of the members of the Compensation Committee (i) has ever been an Officer or other employee of Zebra, or (ii) has any relationship requiring disclosure under Item 404 of Regulation S-K. No Executive Officer of Zebra served in 2020 on the compensation committee or similar body of any organization that determined compensation payable to any member of the Compensation Committee. In addition, no Executive Officer of Zebra has served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	72

Back to Contents

Proposal 2

Advisory Vote to Approve Compensation of Named Executive Officers

Zebra is seeking your advisory vote to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with Section 14A of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission. This is known as a “say-on-pay” proposal. At Zebra’s 2020 Annual Meeting of stockholders, the proposal was approved by 95.17% of the votes cast for or against the proposal. At Zebra’s 2017 Annual Meeting, our stockholders indicated a preference of holding an annual say-on-pay vote.

We ask our stockholders to approve the following resolution:

“Resolved, that the compensation of the Named Executive Officers of Zebra Technologies Corporation, as disclosed pursuant to Item 402 of Regulation S-K, as described in and including the Executive Summary – Compensation Discussion and Analysis, Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this Proxy Statement, is approved by the stockholders of Zebra.”

As described in detail under “Compensation Discussion and Analysis,” our total rewards and executive compensation programs are designed to attract, retain, motivate, develop and reward our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate and individual goals, and the realization of increased stockholder value.

Our Compensation Committee regularly reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. Our Compensation Committee also regularly reviews its own processes to ensure alignment with its Charter and regulatory requirements. This review includes such topics as peer group and survey compensation review analysis, total compensation philosophy, Compensation Committee Charter review and a compensation risk assessment. The Compensation Committee also takes into account investor feedback regarding our compensation structure and its alignment with our strategy.

We are asking our stockholders to approve our Named Executive Officer compensation as described in this Proxy Statement. This proposal gives you the opportunity to express your view on the compensation of our Named Executive Officers. This stockholder vote is not intended to address any specific element of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. We ask you to vote “FOR” the approval of the resolution included above.

This vote is advisory, and therefore not binding on Zebra, our Compensation Committee or our Board of Directors. Our Board of Directors and Compensation Committee value the opinions of our stockholders and will consider the results of the vote, as appropriate, in making future decisions regarding the compensation of our Named Executive Officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	73

Back to Contents

Report of the Audit Committee

The Audit Committee of Zebra’s Board of Directors is comprised of four directors, all of whom are independent under applicable listing requirements of The NASDAQ Stock Market. The Audit Committee operates under a written Charter adopted by the Board of Directors. The members of the Audit Committee are: Mr. Manire, Chair, Ms. Connly, and Messrs. Modruson and Smith.

The Audit Committee received reports from and met and held discussions with management, the internal auditors and the independent accountants. It reviewed and discussed Zebra’s audited financial statements with management, and management has represented to the Audit Committee that Zebra’s financial statements were prepared in accordance with accounting principles generally accepted in the United States and that such financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. The Committee also discussed with the independent accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee received the written disclosures and letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and discussed with the independent accountants the independent accountants’ independence.

The Audit Committee recommended that the Board of Directors include the audited financial statements of Zebra in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission. This recommendation was based on the Audit Committee’s review and discussions with management, internal auditors and Zebra’s independent accountants, as well as the Committee’s reliance on management’s representations described above.

Audit Committee

Ross W. Manire, Chair
Linda M. Connly
Frank B. Modruson
Michael A. Smith

Zebra Technologies Corporation ❘ 2021 Proxy Statement	74

Back to Contents

Fees of Independent Auditors

Ernst & Young LLP acted as the principal independent auditor for Zebra during 2020 and 2019. Ernst & Young also provided certain audit-related, tax and permitted non-audit services. The Audit Committee pre-approves all audit, audit-related, tax and permitted non-audit services performed for Zebra by its independent auditors. In 2020 and 2019, the Audit Committee approved in advance all engagements by Ernst & Young on a specific project-by-project basis, including audit, audit-related, tax and permitted non-audit services. No impermissible non-audit services were rendered by Ernst & Young to Zebra in 2020 or 2019.

Zebra paid Ernst & Young the following fees and expenses for services provided for the years ended December 31, 2020 and 2019:

Fees	2020	2019
Audit Fees(1)	$4,641,590	$4,625,855
Audit-Related Fees(2)	776,289	842,986
Tax Fees(3)	439,927	514,000
All Other Fees	–	–
TOTAL	$5,857,806	$5,982,841
(1)

Consists of fees for the audit of Zebra’s annual financial statements and reviews of the financial statements included in the quarterly reports on Form 10-Q. Also includes fees for the 2020 and 2019 audits of internal control over financial reporting.

(2)

For 2020 and 2019, audit-related fees primarily consist of fees paid to Ernst & Young related to diligence for acquisitions.

(3)

For 2020 and 2019, tax-fees consist of fees paid to Ernst & Young related to tax consulting.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	75

Back to Contents

Proposal 3

Ratification of Appointment of Independent Auditors

The Audit Committee appointed Ernst & Young LLP, independent certified public accountants, as auditors of Zebra’s financial statements for the year ending December 31, 2021. Ernst & Young has served as Zebra’s independent certified public accountants since 2005.

The Board of Directors gives stockholders the opportunity to express their opinions on the matter of auditors for Zebra and, accordingly, is submitting a proposal to ratify the Audit Committee’s appointment of Ernst & Young. If this proposal does not receive the affirmative vote of a majority of the votes cast at the Annual Meeting, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain the appointment of Ernst & Young.

Zebra expects that representatives of Ernst & Young will be present at the Annual Meeting and available to respond to questions. These representatives will be given an opportunity to make a statement if they would like to do so.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2021.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	76

Back to Contents

Executive Officers

The following information identifies and gives other information about our Executive Officers, other than Anders Gustafsson, our CEO, about whom information is given above under “Proposal 1- Election of Directors.”

William J. Burns Chief Product & Solutions Officer Age: 53

Mr. Burns has served as Zebra’s Chief Product & Solutions Officer since February 2018. Mr. Burns joined Zebra in 2015 to lead its largest business unit as Senior Vice President, Enterprise Visibility and Mobility, which included mobile computing, data capture and RFID solutions, as well as Zebra’s Chief Technology Office. Mr. Burns served as Chief Executive Officer of Embrane, a Silicon Valley-based venture capital backed start-up, which was acquired by Cisco in April 2015. Prior to joining Embrane, Mr. Burns served as Chief Executive Officer of Spirent Communications, a global leader in test and measurement solutions publicly traded on the London Stock Exchange. He has also held various executive and sales leadership roles at Tellabs, Inc., now Coriant. Mr. Burns has a MBA from Temple University, a B.S. degree in business administration from Misericordia University, and an associate’s degree in engineering from Pennsylvania State University.

Michael Cho Chief Strategy Officer Age: 52

Mr. Cho joined Zebra in 2010 and has served as Zebra’s Chief Strategy Officer since February 2013. Mr. Cho served as Vice President, Strategy from 2010 until 2011 and Vice President, Corporate Development from 2011 until 2013. From 2008 to 2010 he served as Vice President, Business Development, of the Healthcare division of Amcor Limited, a global packaging company. Prior to that, Mr. Cho served from 2007 to 2008 as Vice President, Business Development of CommScope Inc., a global communications solutions company. From 2005 to 2007, Mr. Cho served as Vice President, Business Development of the Antenna & Cable Products Group at Andrew Corporation, which he joined in 2004 as Director, Corporate Development & Strategy. From 1999 to 2004 Mr. Cho was a consultant with McKinsey & Company. Mr. Cho received an MBA from Harvard Business School and a B.S. in Finance from the University of Illinois at Urbana-Champaign.

Joachim Heel Chief Revenue Officer Age: 55

Mr. Heel joined Zebra in 2014 to lead Zebra’s global sales team as Chief Revenue Officer. Previously, Mr. Heel served as Vice President of Enterprise Sales at IBM, where he oversaw the sales of the Company’s product and services portfolio in Germany, Austria and Switzerland and, later, for the U.S. Midwest region. He is the former Senior Vice President of Global Services for Avaya, a provider of business collaboration and communications solutions, as well as for Sun Microsystems, which was later acquired by Oracle Corporation. Earlier in his career, Mr. Heel was a partner at McKinsey & Company, where he worked for 13 years. Mr. Heel received MBA and M.S. degrees from the University of Karlsruhe in Germany and a Ph.D. in electrical engineering from the Massachusetts Institute of Technology.

Cristen L. Kogl Chief Legal Officer & Corporate Secretary Age: 55

Ms. Kogl joined Zebra in 2015 and currently serves as its Chief Legal Officer & Corporate Secretary. Ms. Kogl has served as Zebra’s Chief Legal Officer & Corporate Secretary since September 2018. Prior to her current position, Ms. Kogl held a variety of progressive positions including Vice President, Corporate Counsel and Vice President, Assistant General Counsel and Assistant Corporate Secretary. Prior to joining Zebra, Ms. Kogl was the Executive Vice President and General Counsel at National Express LLC - North American division of National Express Plc. Ms. Kogl held Vice President and Corporate Secretary positions at The ServiceMaster Company where she was also Deputy General Counsel and W.W. Grainger, Inc. where she was also Chief Compliance Officer. Earlier in her career, at Spyglass, Inc., she held the roles of Vice President and General Counsel. Ms. Kogl currently serves as a director of the U.S. Chamber of Commerce. Ms. Kogl received her Juris Doctor degree from the University of Wisconsin-Madison Law School and her Bachelor of Arts in Political Science from Lake Forest College.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	77

Back to Contents

Colleen M. O’Sullivan Chief Accounting Officer Age: 53

Ms. O’Sullivan joined Zebra in 2016 as Chief Accounting Officer. Ms. O’Sullivan most recently served as Senior Vice President and Chief Financial Officer at Career Education Corporation. In addition to that position at Career Education Corporation, she held the positions of Senior Vice President, Controller and Chief Accounting Officer, and Vice President and Controller. Previously, she held various finance and accounting positions at Hewitt Associates and Sears Holdings Corporation. Earlier in her career, she held various roles in the audit practice at Arthur Andersen. Ms. O’Sullivan received a Bachelor of Science from the University of Illinois and is a certified public accountant.

Jeffrey F. Schmitz Chief Human Resources & Marketing Officer Age: 57

Mr. Schmitz joined Zebra in 2016 as Chief Marketing Officer and has served as its Chief Human Resources & Marketing Officer since 2020. Since 2009, Mr. Schmitz served in growing levels of responsibility for Spirent Communications, including General Manager of Networks & Applications, Chief Marketing Officer and, most recently, Executive Vice President. Prior to Spirent, Mr. Schmitz served as Senior Vice President of Sales and Marketing at Rivulet Communications, a medical imaging company, Vice President of Marketing & Product Management at Visual Networks, an enterprise software company, and Tellabs, where he held various executive positions. He holds a B.S. degree in electrical engineering from Marquette University and a M.S. degree in computer science from the Illinois Institute of Technology.

Stephen E. Williams Chief of Global Operations & Services Age: 51

Mr. Williams joined Zebra in 2018 as its Chief of Global Operations & Services. Prior to joining Zebra, he served in growing levels of responsibility for Cisco Systems, most recently as Vice President, Americas, Supply Chain Operations from 2017 to 2018, and as Senior Director, Americas, Support Chain Operations from 2016 to 2017. Earlier in his career, Mr. Williams held various finance positions at Applied Materials and Banknorth Group. Mr. Williams holds a B.S. degree in business administration from Mansfield University of Pennsylvania.

Nathan A. Winters Chief Financial Officer Age: 41

Nathan Winters was appointed acting Chief Financial Officer of Zebra in January 2021. Mr. Winters served as Zebra’s Acting Chief Financial Officer from August 2020 through January 2021. Mr. Winters joined Zebra in 2018 as Vice President of Corporate Financial Planning & Analysis and Business Operations. Prior to Zebra, Mr. Winters most recently served as the Chief Financial Officer, Global Supply Chain at GE Healthcare from 2016 to 2018. In addition to that position at GE Healthcare, he held the position of Chief Financial Officer, Life Science BioProcess and previously held various finance positions of growing levels of responsibility at GE Healthcare and General Electric. Mr. Winters holds a Bachelor of Business Administration degree in finance from the University of Kentucky.

The Board of Directors approves the appointment of Zebra’s Executive Officers. There are no family relationships among any of our directors or Executive Officers.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	78

Back to Contents

Ownership of Our Common Stock

This table shows how many shares of our common stock certain individuals and entities beneficially owned on March 19, 2021, unless otherwise noted. These individuals and entities include: (1) owners of more than 5% of our outstanding common stock, (2) our directors, (3) the Named Executive Officers and (4) all directors and Executive Officers as a group. A person has beneficial ownership over shares if the person has sole or shared voting or investment power over the shares or the right to acquire that power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each individual or entity included in the table below has sole voting and investment power over the shares, except as described below.

Name and Address	Number		% of Shares(1)
More than 5% Stockholders
The Vanguard Group, Inc.	5,944,724	(2)	11.11%
BlackRock, Inc.	3,943,088	(3)	7.37%
FMR LLC	1,297,402	(4)	2.43%
Directors and Executive Officers
Anders Gustafsson	360,705	(5)	*
Linda M. Connly	902		*
Chirantan J. Desai	4,879		*
Richard L. Keyser	25,044		*
Ross W. Manire	23,346		*
Frank B. Modruson	14,998		*
Janice M. Roberts	7,523		*
Michael A. Smith	8,204		*
William Burns	32,706	(5)	*
Joachim Heel	68,533	(5)	*
Cristen Kogl	11,939	(5)	*
Nathan Winters	6,104	(5)	*
All Executive Officers and Directors as a group (16 persons)	592,706	(5)	1.11%
*

Less than one percent.

(1)

Based on shares of common stock outstanding on March 19, 2021.

(2)

The Vanguard Group, Inc. is an investment advisor located at 100 Vanguard Blvd., Malvern, Pennsylvania, 19355. According to Amendment No. 10 to its Schedule 13G filed on February 10, 2021, as of December 31, 2020, Vanguard had sole voting power with respect to 0 shares, sole dispositive power with respect to 5,708,483 shares, and shared dispositive power with respect to 236,241 shares.

(3)

BlackRock, Inc. is a holding company located at 55 East 52nd Street, New York, New York 10055. According to Amendment No. 9 to its Schedule 13G filed on February 1, 2021, as of December 31, 2020, BlackRock had sole voting power with respect to 3,408,233 shares and dispositive power as to all shares listed in the table.

(4)

FMR LLC is a holding company located at 245 Summer Street, Boston, Massachusetts 02210. According to Amendment No. 1 to its Schedule 13G filed on February 8, 2021, as of December 31, 2020, FMR LLC had sole voting power with respect to 85,963 shares and dispositive power as to all shares listed in the table.

(5)

Includes shares of common stock that may be acquired by May 18, 2021 upon exercise of stock options and stock appreciation rights as follows: Mr. Gustafsson – 141,086 shares; Mr. Burns – 14,963 shares; Mr. Heel – 33,559 shares; Ms. Kogl – 6,342; Mr. Winters – 801 shares; and directors and Executive Officers as a group – 203,158.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	79

Back to Contents

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, Executive Officers and greater than ten percent stockholders to file reports of holdings and transactions in our common stock with the Securities and Exchange Commission. To our knowledge, all required reports were filed in a timely manner with the following exceptions. The Forms 4 reporting shares of common stock to cover tax liability on the vesting of time-vested restricted stock on May 2, 2020, which were filed late due to administrative error, for the following Section 16 Officers: Bill Burns, Michael Cho, Anders Gustafsson, Joachim Heel, Cristen Kogl, Olivier Leonetti, Colleen O’Sullivan, Jeffrey Schmitz, Michael Terzich and Stephen Williams. The Forms 4 reporting a grant of time-vested restricted stock on November 5, 2020, which were filed late due to administrative error, for the following Section 16 Officers: Colleen O’Sullivan, Stephen Williams and Nathan Winters.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	80

Back to Contents

Stockholder Proposals and Other Business

We expect the 2022 Annual Meeting of Stockholders to be held on or about May 12, 2022. To be considered for inclusion in our proxy materials for the 2022 Annual Meeting, a stockholder proposal must be received at our principal executive offices at Three Overlook Point, Lincolnshire, Illinois 60069 by December 2, 2021. In addition, our Amended and Restated By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. A stockholder proposal or nomination intended to be brought before the 2022 Annual Meeting must be delivered to the Corporate Secretary no earlier than January 1, 2022, and no later than January 31, 2022. All proposals and nominations should be directed to our Corporate Secretary, Zebra Technologies Corporation, Three Overlook Point, Lincolnshire, Illinois 60069.

The Board and our management have not received notice of and are not aware of any business to come before the 2021 Annual Meeting other than the proposals we refer to in this Proxy Statement. If any other matter comes before the Annual Meeting, the proxies will use their judgment in voting the proxies.

We have made our 2020 Annual Report to Stockholders available in connection with this proxy solicitation, which includes our Annual Report on Form 10-K. If you would like another copy of our Annual Report on Form 10-K, excluding certain exhibits, please contact the Chief Financial Officer at the following address: Zebra Technologies Corporation, Three Overlook Point, Lincolnshire, Illinois 60069.

Questions and Answers About the Annual Meeting and These Proxy Materials

HOW DO I PARTICIPATE AT THE ANNUAL MEETING?

The 2021 Annual Meeting will be conducted solely by remote communication, in a virtual only format. Stockholders will not be able to attend the Annual Meeting in person. You may attend the virtual Annual Meeting at http://www.virtualshareholdermeeting.com/ZBRA2021. Only stockholders of record as of the close of business on March 19, 2021 can participate at the Annual Meeting. Stockholders of record will need their 16-digit control number found on their proxy card, voting instruction form or notice to enter the Annual Meeting. Once admitted, stockholders of record may vote. Stockholders do not need to vote at the Annual Meeting if they have already voted by proxy.

Once admitted, stockholders of record may submit questions during the Annual Meeting by typing their question into the “Ask a Question” field and clicking “Submit.” Only questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. If any questions pertinent to Annual Meeting matters cannot be answered during the Annual Meeting due to time constraints, we will post and answer a representative set of these questions online at investors.zebra.com, under the Events section. The questions and answers will be available as soon as reasonably practicable after the Annual Meeting and will remain available until one week after posting.

WHAT MATTERS WILL BE VOTED ON AT THE ANNUAL MEETING?

The following matters will be voted on at the Annual Meeting:

●

Proposal 1: To elect three Class I directors with terms to expire in 2024;

●

Proposal 2: To hold an advisory vote to approve the compensation of our Named Executive Officers;

●

Proposal 3: To ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for 2021; and

●

Such other business if properly presented or any adjournment or postponement of the Annual Meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

Zebra’s Board recommends that you vote:

●

FOR the election of three Class I directors with terms to expire in 2024;

●

FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers; and

●

FOR ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for 2021.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	81

Back to Contents

WILL THERE BE ANY OTHER ITEMS OF BUSINESS ON THE AGENDA?

If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their judgment. Because the deadlines for stockholder proposals and nominations have passed, we do not expect any items of business to be brought before the Annual Meeting other than the items described in this Proxy Statement.

Per the Rules for Conduct of Meeting, which will be available at the Annual Meeting, nominations made during the Annual Meeting for membership on the Board will not be accepted unless the stockholder has previously notified the Secretary in writing of the intent to make the nomination (following all procedures set forth in the Company’s By-laws), and the person nominated has given written consent to such nomination and agreed to serve if elected.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Holders of our Class A Common Stock at the close of business on March 19, 2021, the record date, may vote at the Annual Meeting. We refer to the holders of our Class A Common Stock as “stockholders” throughout this Proxy Statement. Each stockholder is entitled to one vote for each share of Class A Common Stock held as of the record date. A list of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders during the Annual Meeting at http://www.virtualshareholdermeeting.com/ZBRA2021. To access such list of stockholders beginning May 4, 2021, and until the meeting, please send your request, along with proof of ownership, to Zebra Technologies Investor Relations at InvestorRelations@zebra.com.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

You may own shares directly in your name as a stockholder of record, which includes shares for which you have certificates. If your shares are registered directly in your name, you are the holder of record of those shares and you have the right to give your voting proxy directly to us or to vote at the Annual Meeting. You may also own shares indirectly through a broker, bank or other holder of record. If you hold your shares indirectly, you hold the shares in “street name” and are a beneficial holder. As a beneficial holder, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form.

DO I HAVE ELECTRONIC ACCESS TO THE PROXY MATERIALS AND ANNUAL REPORT?

For holders of record, we are pleased to offer the opportunity to receive stockholder communications electronically. By signing up for electronic delivery of documents such as our Annual Report and Proxy Statement, you can access stockholder communications as soon as they are available without waiting for them to arrive in the mail. Holders of record can also reduce the number of documents in their personal files, eliminate duplicate mailings, conserve natural resources, and help reduce our printing and mailing costs. If you are a holder of record and would like to receive stockholder communications electronically in the future, please contact Computershare at 800-522-6645 or 201-680-6578. Enrollment is effective until canceled.

Beneficial holders should refer to the information provided by the broker, bank or other institution that is the holder of record for instructions on how to elect to receive proxy statements and annual reports via the Internet. Most stockholders who hold their stock through a broker, bank or other holder of record and who have electronic access will receive an e-mail message containing the Internet address to use to access our Proxy Statement and Annual Report.

WHY DID I RECEIVE A ONE-PAGE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PRINTED MATERIALS?

Pursuant to rules adopted by the Securities and Exchange Commission, we have made these proxy materials available via the Internet and have elected to use the SEC’s notice and access rules for soliciting proxies. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to all stockholders as of the record date. You may access these proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials. You may also request to receive a printed set of these proxy materials. Instructions on how to access these proxy materials via the Internet and how to request a printed copy can be found in the Notice of Internet Availability of Proxy Materials. Additionally, by following the instructions in the Notice of Internet Availability of Proxy Materials, you may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. As noted above, choosing to receive your future proxy materials by e-mail will save Zebra the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	82

Back to Contents

WHY DID MY HOUSEHOLD RECEIVE ONLY ONE COPY OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY MATERIALS?

In addition to furnishing proxy materials electronically, we take advantage of the Securities and Exchange Commission’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice of Internet Availability of Proxy Materials or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. If you are a stockholder sharing an address and wish to receive a separate Notice of Internet Availability of Proxy Materials, you may do this by contacting Broadridge Financial Solutions by phone at 1-866-540-7095 or by mail at Broadridge Householding Department, 51 Mercedes Way, Edgewood, NJ, 11717. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting Broadridge at the number or address shown above.

HOW DO I VOTE MY SHARES?

Your vote is important. We encourage you to vote promptly, which may save us the expense of a second mailing.

If you are a holder of record, you may vote your shares in any of the following ways:

●

by telephone – You may vote your shares by calling the toll-free telephone number on the Notice of Internet Availability of Proxy Materials or your proxy card. You may vote by telephone 24 hours a day through 11:59 p.m., Eastern Time, on May 13, 2021. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do not need to mail a proxy card.

●

via the Internet – You may vote your shares via the website http://www.proxyvote.com. You may vote via the Internet 24 hours a day through 11:59 p.m., Eastern Time, May 13, 2021. As with telephone voting, you may confirm that the system has properly recorded your vote. If you vote via the Internet, you do not need to mail a proxy card. You may incur costs such as telephone and Internet access charges if you vote via the Internet.

●

by mail – If you received your proxy materials by mail, you may vote your shares by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.

●

at the Annual Meeting – If you choose not to vote by telephone, via the Internet or by mail, you may still attend the virtual Annual Meeting and vote. You will need your 16-digit control number found on the proxy card, voting instruction form or notice to vote at the Annual Meeting. If you vote prior to the Annual Meeting, you may still attend the virtual Annual Meeting and vote.

If you are a beneficial holder, the instructions that accompany your proxy materials will indicate whether you may vote by telephone, via the Internet or by mail. If your shares are held in street name and you desire to vote online during the Virtual Annual Meeting, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the meeting.

CAN I REVOKE OR CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

If you are the holder of record, you may revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our Corporate Secretary, (2) submit a later-dated proxy to our Corporate Secretary, (3) provide subsequent telephone or Internet voting instructions, or (4) vote at the Annual Meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again electronically at the Annual Meeting. If you are a beneficial owner of shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

Our Board has appointed Michael Steele and Cristen Kogl to serve as the proxies for the Annual Meeting. Mr. Steele is Vice President, Investor Relations of Zebra. Ms. Kogl is Chief Legal Officer & Corporate Secretary of Zebra. By giving us your proxy, you are authorizing the proxies to vote, jointly or individually, your shares in the manner you indicate.

If you are a holder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

●

FOR the election of three Class I directors with terms to expire in 2024 (Proposal 1);

●

FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal 2);

●

FOR ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for 2021 (Proposal 3); and

●

In the discretion of the named proxies regarding any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if he or she has the discretionary authority to vote on the particular matter. Under the NYSE’s rules, brokers and other nominees have the discretion to vote on routine matters such as Proposal 3, but do not have discretion to vote on non-routine matters such as Proposals 1 and 2. If you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 3 and any other routine matters properly presented for a vote at the Annual Meeting.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	83

Back to Contents

WHAT CONSTITUTES A QUORUM, AND WHY IS A QUORUM REQUIRED?

A quorum is necessary to hold a valid meeting of stockholders. If stockholders holding a majority of the voting power of the stock issued and outstanding and entitled to vote at the virtual Annual Meeting are present or by proxy, a quorum will exist. Shares owned by Zebra are not voted and do not count for quorum purposes. On March 19, 2021, we had 53,499,261 shares of Class A Common Stock outstanding, meaning that 26,749,631 shares of Class A Common Stock must be present at the virtual Annual Meeting or represented by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a proxy or vote at the Annual Meeting. Abstentions and broker non-votes will also count towards the quorum requirement. If there is not a quorum, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to a later date.

To assure the presence of a quorum at the virtual Annual Meeting, and even if you plan to attend the Annual Meeting, please vote your shares by toll-free telephone or via the Internet or, if you received your proxy materials by mail, complete, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope.

WHAT IS THE EFFECT OF A BROKER NON-VOTE?

Brokers or other nominees who hold shares of our Class A Common Stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the virtual Annual Meeting. Thus, a broker non-vote will not affect our ability to obtain a quorum. Broker non-votes will not have any effect on the outcome of any proposal to be voted on at the Annual Meeting.

WHAT IS THE VOTE REQUIRED FOR EACH PROPOSAL?

Nominees for director are elected by a plurality of the votes cast; however, each nominee who is elected by a plurality vote who does not receive a majority vote will have his or her resignation from the Board considered in accordance with Zebra’s Corporate Governance Guidelines. A “majority vote” means that the number of votes cast in favor of a nominee must exceed the number of votes withheld with respect to that nominee. Zebra has a resignation process with respect to uncontested elections of directors if a nominee does not receive a majority vote for election to the Board. Prior to making these proxy materials available, each nominee for director submits a binding but contingent letter of resignation. If a nominee is then elected by a plurality vote but does not receive a majority vote, the nominee will have his or her resignation considered by the Nominating and Governance Committee in light of the best interests of Zebra and its stockholders. The Nominating and Governance Committee will make a recommendation to the Board concerning the acceptance or rejection of the resignation(s).

In any contested election, nominees for director will continue to be elected by a plurality of the votes cast without a contingent resignation to be considered by the Board conditioned on receipt of a majority vote. A “contested election” means an election of directors (i) for which the Corporate Secretary of Zebra has received a notice that a stockholder has nominated a person for election to the Board in compliance with Zebra’s Amended and Restated By-Laws, and (ii) such nomination has not been withdrawn at least five days prior to the date Zebra first makes these proxy materials available to stockholders. Neither abstentions nor broker non-votes count as votes cast.

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 – Election of three Class I directors with terms to expire in 2024	Plurality of votes cast with resignation process if majority vote not achieved	No
Proposal 2 – Advisory vote to approve named executive officer compensation	Majority of the votes cast for or against	No
Proposal 3 – Ratify the appointment of Ernst & Young LLP as our independent auditors for 2021	Majority of the votes cast for or against	Yes

With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or vote FOR all nominees except those specific nominees from whom you WITHHOLD your vote. The three nominees receiving the most FOR votes will be elected. A properly executed proxy that is marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than three nominees for director and stockholders may not cumulate votes in the election of directors.

With respect to Proposals 2 and 3, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on any of these proposals, your abstention will not affect the vote on the proposal since the proposal requires approval of a majority of the votes cast for or against.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	84

Back to Contents

WHAT HAPPENS IF THE ANNUAL MEETING IS ADJOURNED OR POSTPONED?

Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

WHO IS PAYING FOR THE COSTS OF THIS PROXY SOLICITATION?

We will bear the expense of soliciting proxies. We have retained Alliance Advisors LLC to solicit proxies for a fee of $17,000 plus a reasonable amount to cover expenses. Proxies may also be solicited by telephone or electronically by Zebra personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and the Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

HOW CAN I FIND THE RESULTS OF THE ANNUAL MEETING?

Preliminary results will be announced at the Annual Meeting. Results also will be published in a current report on Form 8-K to be filed with the Securities and Exchange Commission within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Zebra Technologies Corporation ❘ 2021 Proxy Statement	85

Back to Contents

Back to Contents

ZEBRA TECHNOLOGIES CORPORATION
3 OVERLOOK POINT
LINCOLNSHIRE, IL 60069

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information prior to 11:59 PM Eastern Time on May 13, 2021. Please have your proxy card available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ZBRA2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions prior to 11:59 PM Eastern Time on May 13, 2021. Please have your proxy card available when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D39327-P49093

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ZEBRA TECHNOLOGIES CORPORATION

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

Class I term to expire 2024

01) Chirantan "CJ" Desai
02) Richard L. Keyser
03) Ross W. Manire

	For	Against	Abstain
2. Proposal to approve, by non-binding vote, compensation of named executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in the full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Back to Contents

Please do not vote by more than one method. Your vote last received will be your official vote. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 14, 2021:
Zebra's Proxy Statement for the 2021 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2020, are available at: https://materials.proxyvote.com/989207.

D39328-P49093

ZEBRA TECHNOLOGIES CORPORATION

Revocable Proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2021, AND AT ANY ADJOURNMENT THEREOF.

The undersigned stockholder of Zebra Technologies Corporation, a Delaware corporation, hereby appoints Michael Steele and Cristen Kogl as proxies for the undersigned, and each of them, with full power of substitution in each of them, to attend the virtual Annual Meeting of Stockholders to be held on Friday, May 14, 2021, at 10:30 a.m., Central Time, or any adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned. You can attend the Annual Meeting via the internet by visiting http://www.virtualshareholdermeeting.com/ZBRA2021 (we will have no physical location for the Annual Meeting in light of concerns related to the spread of COVID-19).

NOTE: The shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no direction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the nominees for director, "FOR" proposals 2 and 3 in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment thereof. This Proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of Zebra prior to the meeting or by filing with the Secretary of Zebra prior to the meeting, a later-dated Proxy. If the undersigned is present and wants to vote at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this Proxy by voting at the Annual Meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Zebra called for May 14, 2021, and of the Proxy Statement for the Annual Meeting prior to the signing of this Proxy.

Zebra's Proxy Statement for the 2021 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2020, are available at: https://materials.proxyvote.com/989207.

(Continued on reverse side)